UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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National Instruments Corporation

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NATIONAL INSTRUMENTS CORPORATION

Notice of Annual Meeting of Stockholders

May 11, 2010

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of National Instruments Corporation, a Delaware corporation (“NI”), will be held on May 11, 2010, at 9:00 a.m. local time, at NI’s principal executive offices located at 11500 North Mopac Expressway, Building C, Austin, Texas 78759 for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

1.    To elect each of James J. Truchard and John M. Berra to the Board of Directors for a term of three years.

2.    To approve NI’s 2010 Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m).

3.    To ratify the appointment of Ernst & Young as NI’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

4.    To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 15, 2010, are entitled to receive notice of and to vote at the meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote on the Internet or by telephone by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received in the mail. If you received a paper copy of a proxy card by mail in response to your request for a hard copy of the proxy materials for the Annual Meeting, you may also vote by Internet, telephone, or by completing, signing and dating your proxy card and mailing it in the postage-prepaid envelope enclosed for that purpose, in each case by following the instructions on the proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. For specific instructions on how to vote your shares, please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or the proxy card if you received a paper copy of the proxy materials.

Stockholders attending the Annual Meeting may vote in person even if they have submitted a proxy. However, if you have submitted a proxy and wish to vote at the Annual Meeting, you must notify the inspector of elections of your intention to revoke the proxy you previously submitted and instead vote in person at the Annual Meeting. If your shares are held in the name of a broker, trustee, bank or other nominee, please bring a proxy from the broker, trustee, bank or other nominee with you to confirm you are entitled to vote the shares.

Sincerely,

David G. Hugley

Secretary

Austin, Texas

March 31, 2010

NATIONAL INSTRUMENTS CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of National Instruments Corporation, a Delaware corporation (“NI”) has made proxy materials available to you on the Internet or, upon your request, has delivered printed versions of proxy materials to you by mail, in connection with the Board’s solicitation of proxies for use at NI’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 11, 2010, at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at NI’s principal executive offices at 11500 North Mopac Expressway, Building C, Austin, Texas 78759. NI’s telephone number is (512) 338-9119.

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), NI is now furnishing proxy materials to NI’s stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about April 1, 2010.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” notices of internet availability of proxy materials, proxy statements and annual reports. This means that only one (1) copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of any of these documents to any stockholder who contacts our investor relations department at 11500 North Mopac Expressway, Austin, Texas 78759-3504, (512) 683-5090, requesting such copies. If a stockholder is receiving multiple copies of the Notice of Internet Availability of Proxy Materials or the printed versions of such other accounts at the stockholder’s household and would like to receive a single copy of these documents for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or our investor relations department to request mailing of a single copy of any of these documents.

Record Date; Outstanding Shares

Stockholders of record at the close of business on March 15, 2010 (the “Record Date”) are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 78,674,106 shares of NI’s common stock, $0.01 par value, were issued and outstanding.

Voting and Solicitation

Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal that comes before the Annual Meeting. In the election of directors, each stockholder will be entitled to vote for two nominees and the two nominees with the greatest number of votes will be elected.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote on the Internet, by telephone or, if you received a paper copy of the proxy materials, by completing, signing and mailing the proxy card enclosed therewith in the postage-prepaid envelope provided for that purpose. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. For specific instructions on how to vote your shares, please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or the proxy card if you received a paper copy of the proxy materials.

The cost of this solicitation will be borne by NI. NI may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation materials to beneficial owners. Proxies may be solicited by certain of NI’s directors, officers and other employees, without additional compensation, personally, by telephone or by email.

Treatment of Abstentions and Broker Non-Votes

Abstentions will be counted for purposes of determining (i) either the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have no effect on the election of directors in Proposal One.

While broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. A broker non-vote will not affect the outcome of the voting on Proposals One, Two or Three.

A broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the ratification of our independent registered public accounting firm in Proposal Three), or if you provide instructions on how to vote by following the instructions provided to you by your broker.

Revocability of Proxies

Proxies given pursuant to this solicitation may be revoked at any time before they have been used. You may change or revoke your proxy by entering a new vote by Internet or by telephone or by delivering a written notice of revocation to the Secretary of NI or by completing a new proxy card bearing a later date (which automatically revokes the earlier proxy instructions). Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request by notifying the inspector of elections of your intention to revoke your proxy and voting in person at the Annual Meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholders of NI may submit proper proposals for inclusion in NI’s proxy statement and for consideration at the annual meeting of stockholders to be held in 2011 by submitting their proposals in writing to the Secretary of NI in a timely manner. In order to be considered for inclusion in NI’s proxy materials for the annual meeting of stockholders to be held in 2011, stockholder proposals must be received by the Secretary of NI no later than December 2, 1010, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, NI’s bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting, including stockholder proposals not included in NI’s proxy statement. For director nominations or other business to be properly brought before NI’s 2011 annual meeting by a stockholder, such stockholder must deliver written notice to the Secretary of NI at NI’s principal executive office no later than January 31, 2011 and no earlier than January 1, 2011. If the date of NI’s 2011 annual meeting is advanced or delayed by more than 30 calendar days from the first anniversary date of the 2010 Annual Meeting, your notice of a proposal will be timely if it is received by NI by the close of business on the tenth day following the day NI publicly announces the date of the 2011 annual meeting.

The proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder fails to comply with the foregoing notice provisions, proxy holders will be allowed to use their discretionary voting authority on such matter should the stockholder proposal come before the 2011 annual meeting.

A copy of the full text of the bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of NI. All notices of proposals and director nominations by stockholders should be sent to National Instruments Corporation, 11500 North Mopac Expressway, Building B, Austin, Texas 78759, Attention: Corporate Secretary.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

NI’s Board of Directors is divided into three classes, with the term of the office of one class expiring each year. The authorized number of directors which constitutes the entire board of directors is currently seven, with two directors in Class I (one of which is vacant), three directors in Class II, and two directors in Class III. The term of office of Class I director Dr. James J. Truchard will expire at the Annual Meeting. NI’s Board of Directors has nominated Dr. Truchard and Mr. John M. Berra for election as Class I directors at the Annual Meeting. The terms of office of Class II directors Mr. Jeffrey L. Kodosky, Dr. Donald M. Carlton and Mr. John K. Medica will expire at the 2011 annual meeting. The terms of office of Class III directors Ms. Duy-Loan T. Le and Mr. Charles J. Roesslein will expire at the 2012 annual meeting. As of the election of directors at the Annual Meeting, there will be seven authorized directors, with two directors in Class I, three directors in Class II, and two directors in Class III. At such time, there will be seven serving directors. Under the listing requirements of the Nasdaq Stock Market, a majority of the Board of Directors must be comprised of independent directors. The Board of Directors has determined that each of Mr. Berra, Dr. Carlton, Ms. Duy-Loan Le and Mr. Roesslein is independent under applicable Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

Vote Required

The nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law. Cumulative voting is not permitted by NI’s Certificate of Incorporation.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for NI’s nominees named below. If any nominee of NI is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The Board of Directors recommends that stockholders vote FOR the nominees listed below.

Nominees for Election at the Annual Meeting

The Nomination and Governance Committee, consisting solely of independent directors as determined under applicable Nasdaq listing standards, recommended the two individuals set forth in the table below for nomination by our full Board of Directors. Dr. Truchard is a director standing for re-election. Mr. Berra is a new director nominee recommended by the members of the Nomination and Governance Committee. Based on such recommendations, our Board of Directors nominated such directors for election at the Annual Meeting. The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including information as to each nominee’s age as of the Record Date, current principal occupation and business experience.

Name of Nominee	Age	Position/Principal Occupation	Director Since
James J. Truchard	66	Chairman of the Board of Directors and President of NI	1976
John M. Berra	62	Chairman of Emerson Process Management and Executive Vice President of Emerson Electric Company	—

James J. Truchard, PhD, co-founded NI in 1976 and has served as its President and Chairman of the Board of Directors since inception. From 1963 to 1976, Dr. Truchard worked at Applied Research Laboratories (“ARL”), the University of Texas at Austin (“UT Austin”) as Research Scientist and later Division Head. Dr. Truchard received his PhD in Electrical Engineering, his master’s degree in Physics and his bachelor’s degree in Physics, all from UT Austin.

The Board concluded that Dr. Truchard should be nominated and serve as a director since he is a founder and large stockholder of NI and has pioneered the development of virtual instrumentation software and hardware. Further, the Board recognizes that under Dr. Truchard’s leadership as a Board member and as CEO, he has inspired innovation, growth, and expansion over a period of over 30 years to make NI a highly successful, worldwide enterprise while maintaining an entrepreneurial spirit.

John M. Berra serves as Chairman of Emerson Process Management, a global leader in providing solutions to customers in process control, and Executive Vice President of Emerson Electric Company. Until October 1, 2008, he served as President of Emerson Process Management. Mr. Berra has diversified experience in global business, strategic planning, technology, organizational planning and acquisitions. Mr. Berra joined Emerson’s Rosemount division as a marketing manager in 1976 and, thereafter, continued assuming more prominent roles in the organization until 1997, when he was named President of Emerson’s Fisher-Rosemount division (now Emerson Process Management). Prior to joining Emerson, Mr. Berra was an instrument and electrical engineer with Monsanto Company. Mr. Berra is currently a Director of Ryder System, Inc., and serves as Chair of that company’s compensation committee, and as a member of its Finance Committee. Mr. Berra serves as an advisory director to the Board of Directors of Emerson Electric Company.

The Board concluded that Mr. Berra should be nominated to serve as a director due to his significant executive level experience at leading corporations Emerson and Monsanto. In particular, as President of Emerson Process Management, he was chief executive of a $6.7-billion dollar global corporation. He has extensive experience growing large accounts and broad based sales and marketing experience concentrated in a number of markets. He also has extensive experience in hardware development of measurement products and control systems and software dealing with PC software and embedded applications.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE

CONTINUE AFTER THE ANNUAL MEETING

The following sets forth information concerning the directors whose terms of office continue after the Annual Meeting, including information as to each director’s age as of the Record Date, current principal occupation and business experience.

Name of Director	Age	Position/Principal Occupation	Director Since
Jeffrey L. Kodosky	60	Director; Fellow of NI	1976
Donald M. Carlton (1) (2) (3)	72	Director; Former President and Chief Executive Officer of Radian International LLC	1994
Charles J. Roesslein (1) (2) (3)	61	Director; Former Chairman of the Board of Directors and President of Prodigy Communications Corporation	2000
Duy-Loan T. Le (1) (2) (3)	47	Director; Senior Fellow of Texas Instruments, Inc.	2002
John K. Medica	51	Director; Former Senior Vice President and Co-Leader, Product Group at Dell, Inc.	2008

(1)	Member of Audit Committee

(2)	Member of Compensation Committee
(3)	Member of Nomination and Governance Committee

Jeffrey L. Kodosky co-founded NI in 1976 and has been a member of NI’s Board of Directors since that time. He was appointed Vice President of NI in 1978 and served as Vice President, Research and Development from 1980 to 2000. Since 2000, he has held the position of Business and Technology Fellow. Prior to 1976, he was employed at the Acoustical Measurements Division at ARL, UT Austin. Mr. Kodosky received his bachelor’s degree in Physics from Rensselaer Polytechnic Institute.

The Board concluded that Mr. Kodosky should serve as a director since he is a founder of NI, a highly respected mentor in the NI global R&D organization and continues to chart new directions for NI’s flagship product, LabVIEW. Since the initial release of LabVIEW, Mr. Kodosky has developed more than 30 patented LabVIEW technologies and his ongoing work has helped NI grow this software into an award-winning industry programming environment that addresses an ever growing variety of industries and application areas.

Donald M. Carlton, PhD, has been a member of NI’s Board of Directors since 1994. From February 1996 until December 1998, Dr. Carlton served as the President and Chief Executive Officer of Radian International LLC, and from 1969 until January 1996, Dr. Carlton served as President and Chairman of the Board of Radian Corporation, both of which are environmental engineering firms. Dr. Carlton received his bachelor’s degree in Chemistry from the University of St. Thomas and his PhD in Chemistry from UT Austin. Dr. Carlton is currently a director of the following publicly traded companies: American Electric Power, and Temple-Inland, Inc.

The Board concluded that Dr. Carlton should serve as a director since he has a broad background as an executive and has significant experience in sales, including selling into Asian markets, which are key to NI. He also has experience in the development of large accounts, marketing strategies, chemical process development, supply chain and inventory management, accounting and compliance with SEC matters, all of which skills the Board believes are important to have represented on the NI Board.

Charles J. Roesslein has been a member of NI’s Board of Directors since July 2000. Since 2004, Mr. Roesslein has been Chief Executive Officer of Austin Tele-Services, LLC, which is in the secondary market for telecom and IT assets. During 2000, Mr. Roesslein served as the Chairman of the Board of Directors and President of Prodigy Communications Corporation, an internet service provider. He served as President of SBC-CATV, a cable television service provider, from 1999 until 2000, and as President of SBC Technology Resources, the applied research division of SBC Communications Inc., from 1997 until 1999. Prior to 1997, Mr. Roesslein served in executive officer positions with SBC Communications, Inc. and Southwestern Bell. Mr. Roesslein holds a bachelor’s degree in Mechanical Engineering from the University of Missouri-Columbia and a master’s degree in Finance from the University of Missouri-Kansas City. Mr. Roesslein is currently a director of Atlantic Tele-Network, Inc., a publicly traded company.

The Board concluded that Mr. Roesslein should serve as a director since he brings a wealth of financial and executive experience to the Board including extensive experience in the development of large accounts while serving Southwestern Bell Corporation’s customers. He also has a strong financial background having served as Vice President and Chief Financial Officer of Southwestern Bell Publications and as Vice President and Chief Financial Officer of Southwestern Bell Telephone Company. Mr. Roesslein has an extensive high level background in the telecom industry and in telecom technologies.

Duy-Loan T. Le has been a member of NI’s Board of Directors since September 2002. During her continuing 27-year career at Texas Instruments, Inc. (“TI”), in 2002, Ms. Le became the first woman at TI elected to the rank of Senior Fellow. Since 2000, she has been Digital Signal Processor (DSP) Advanced Technology Ramp Manager at TI, with responsibilities which include assisting with product execution on advanced technology nodes such as 180nm, 130nm, 90nm, 65nm, 40nm, and 28nm. Ms. Le has been awarded 23 patents and has 7 pending applications. She holds a bachelor’s degree in Electrical Engineering from UT Austin and a master’s degree in Business Administration from the University of Houston.

The Board concluded that Ms. Le should serve as a director since she has extensive experience managing platform-based product development which are important strategic and management talents to NI. She has also managed global R&D centers for Texas Instruments, has had numerous patents awarded, and has more than 20 years of manufacturing process experience.

John K. Medica retired as Senior Vice President and Co-Leader, Product Group from Dell Inc. in April 2007. In 1993, Mr. Medica joined Dell as Vice President, Portable Systems. During 1996, he served as President and Chief Operating Officer of Dell’s Japan division. He returned to the U.S. in August 1997 as Vice President, Procurement, and later served as Vice President, Web Products Group, and Vice President and General Manager, Transactional Product Group. Prior to joining Dell, he served as Project Leader for the Macintosh II, Director of the Macintosh CPU Projects Group and Senior Director of PowerBook Engineering with Apple Computer. Mr. Medica received his bachelor’s degree in Electrical Engineering from Manhattan College, and his master’s degree in Business Administration from Wake Forest University. Mr. Medica is currently a director of Compal Electronics, Inc., a publicly traded company.

The Board concluded that Mr. Medica should serve as a director since he has an extensive background with global sales management matters, having managed Dell’s Japanese-based global accounts. In particular, he has experience with consumer, small business, corporate, and governmental accounts. He is also experienced in a range of other strategic functions including marketing and sales force management activities, hardware and software development, new product operations, supply chain management, manufacturing facilities, and human resources through developing executive talent management programs.

There is no family relationship between any director, director nominee or officer of NI.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of NI’s common stock as of the Record Date (i) by all persons known to NI, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, to be the beneficial owners of more than 5% of NI’s common stock, (ii) by each of the executive officers named in the Summary Compensation Table under “Executive Compensation,” (iii) by each director and director nominee, and (iv) by all current directors and executive officers as a group:

Name of Person or Entity	Number of Shares (1)	Approximate Percentage Owned (2)
James J. Truchard 11500 North Mopac Expressway Austin, Texas 78759	16,581,019 (3)	21.08%
Neuberger Berman Inc. 605 Third Avenue New York, New York 10158	5,179,641 (4)	6.58%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	4,044,000 (5)	5.14%
Royce & Associates 745 Fifth Avenue New York, New York 10151	4,028,724 (6)	5.12%
Jeffrey L. Kodosky 11500 North Mopac Expressway Austin, Texas 78759	3,281,439 (7)	4.17%
Donald M. Carlton	65,594 (8)	*
Charles J. Roesslein	70,674 (9)	*
Duy-Loan T. Le	52,171 (10)	*
John K. Medica	6,668 (11)	*
John M. Berra	—	*
Alexander M. Davern	55,612 (12)	*
Peter Zogas, Jr.	104,386 (13)	*
Phillip D. Hester	—	*
John Graff	79,308 (14)	*
All executive officers and directors as a group (14 persons)	20,331,899 (15)	25.73%

*	Represents less than 1% of the outstanding shares of common stock.

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	For each individual and group included in the table, percentage owned is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 78,674,106 shares of common stock outstanding on March 15, 2010 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of March 15, 2010, including shares of restricted stock that vest and shares issuable upon the exercise of options that vest on or within 60 days of March 15, 2010.

(3)	Includes 16,508,760 shares held in two trust accounts for which Dr. Truchard is the trustee and 72,259 shares held by a non-profit corporation of which Dr. Truchard is president.

(4)	The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 17, 2010, reflecting beneficial ownership as of December 31, 2009. The Schedule 13G/A states that Neuberger Berman Inc. has shared voting power with respect to 4,649,115 shares of common stock and shared investment power with respect to 5,179,641 shares of common stock.

(5)	The information as to beneficial ownership is based on a Schedule 13G filed with the SEC on February 11, 2010, reflecting beneficial ownership as of December 31, 2009. The Schedule 13G states that T. Rowe Price Associates, Inc. has sole voting power with respect to 504,000 shares of common stock and sole investment power with respect to 4,044,000 shares of common stock.

(6)	The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on January 26, 2010, reflecting beneficial ownership as of December 31, 2009. The Schedule 13G/A states that Royce & Associates, LLC has sole voting power with respect to 4,028,724 shares of common stock and sole investment power with respect to 4,028,724 shares of common stock.

(7)	Includes an aggregate of 1,214,028 shares held in two trusts for the benefit of Mr. Kodosky’s daughters for which Mr. Kodosky is the trustee; includes 322,368 shares held by a non-profit corporation of which Mr. Kodosky is president and his wife, Gail T. Kodosky, is secretary; includes 93,850 shares held by a charitable remainder trust for the benefit of Mr. Kodosky and his wife; includes 13,499 shares held in a charitable remainder trust for the benefit of Mr. Kodosky’s brother of which Mr. Kodosky is the sole trustee with investment power over the securities held therein; includes an aggregate of 85,033 shares held in 19 trusts for non-immediate family members of Mr. Kodosky of which Mr. Kodosky is the sole trustee with investment power over the securities held therein; and includes 776,331 shares owned by his wife. Mr. Kodosky disclaims beneficial ownership of the shares owned by his wife. Cumulatively, Jeffrey and Gail Kodosky control and/or beneficially own a total 3,281,439 shares.

(8)	Includes 40,000 shares subject to options exercisable and 4,668 shares subject to RSUs which vest on or within 60 days of March 15, 2010.

(9)	Includes 47,500 shares subject to options exercisable and 4,668 shares subject to RSUs which vest on or within 60 days of March 15, 2010, and includes an aggregate of 1,000 shares held in one UMGA account for the benefit of Mr. Roesslein’s child for which Mr. Roesslein is the custodian.

(10)	Includes 32,500 shares subject to options exercisable and 4,668 shares subject RSUs which vest on or within 60 days of March 15, 2010.

(11)	Includes 3,334 shares subject to RSUs which vest on or within 60 days of March 15, 2010.

(12)	Includes 39,909 shares subject to options exercisable and 7,500 shares subject to RSUs which vest on or within 60 days of March 15, 2010.

(13)	Includes 39,909 shares subject to options exercisable and 5,750 shares subject to RSUs which vest on or within 60 days of March 15, 2010.

(14)	Includes 28,719 shares subject to options exercisable and 3,000 shares subject to RSUs which vest on or within 60 days of March 15, 2010.

(15)	Includes 305,680 shares subject to options exercisable and 45,188 shares subject to RSUs which vest on or within 60 days of March 15, 2010.

CORPORATE GOVERNANCE

Board Meetings and Committees

The Board of Directors of NI held a total of nine meetings during 2009. The Board of Directors had a standing Audit Committee, Compensation Committee, and Nomination and Governance Committee.

No director attended fewer than 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served. NI encourages, but does not require, its board members to attend NI’s annual stockholders meeting. In 2009, all directors, other than Jeffrey L. Kodosky and John K. Medica, attended NI’s annual stockholders meeting. NI plans to schedule future annual meetings so that at least a majority of its directors can attend the annual meeting.

Board Leadership Structure

The Board of Directors believes that NI’s Chief Executive Officer, Dr. Truchard, is best situated to serve as Chairman because he is the director most familiar with NI’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Dr. Truchard is also a founder of NI and NI’s largest shareholder. The Board’s independent directors and management directors have different perspectives and roles in strategic development. NI’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer and the other management director bring company-specific experience and expertise. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board of Directors, which are essential to effective governance. NI does not have a lead independent director.

The NI Board oversees risk management in a number of ways. The Audit Committee oversees the management of financial and accounting related risks as an integral part of it duties. Similarly, the Compensation Committee considers risk management when setting the compensation policies and programs for NI’s executive officers and other employees. The full Board of Directors receives reports on various risk related items at each of its regular meetings including risks related to NI manufacturing operations, intellectual property, taxes, products and employees. The Board also receives periodic reports on NI’s efforts to manage such risks through safety measures, insurance or self-insurance.

Communications to the Board of Directors

Stockholders may communicate with members of the Board of Directors by mail addressed to the Chairman, any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the following address: 11500 North Mopac Expressway, Building B, Austin, Texas 78759, attention: Corporate Secretary. Correspondence received that is addressed to the members of the Board of the Directors will be reviewed by NI’s General Counsel or his designee, who will forward such correspondence to the appropriate members of the Board of the Directors.

Audit Committee

The Audit Committee, which currently consists of directors Donald M. Carlton, Charles J. Roesslein, and Duy-Loan T. Le, met 11 times during 2009. The Audit Committee appoints, compensates, retains and oversees the engagement of NI’s independent registered public accounting firm, reviews with such independent registered public accounting firm the plan, scope and results of their examination of NI’s consolidated financial statements and reviews the independence of such independent registered public accounting firm. The Audit Committee inquires about any significant risks or exposures and assesses the steps management has taken to minimize such risks to NI, including the adequacy of insurance coverage and the strategy for management of foreign currency risk. The Audit Committee also reviews NI’s compliance with matters relating to antitrust, environmental, Equal Employment Opportunity Commission, export and SEC regulations. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by NI regarding accounting, internal accounting controls or auditing matters and for NI employees to submit concerns regarding such matters on a confidential and anonymous basis. The Board of Directors believes that each member of the Audit Committee is an “independent director” as that term is defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that each of Dr. Carlton and Mr. Roesslein is an “audit committee financial expert” within the meaning of SEC rules. The charter of the Audit Committee is available on NI’s website at

http://www.ni.com/nati/corporategovernance/composition_charters.htm.

Nomination and Governance Committee

The Nomination and Governance Committee, which currently consists of directors Charles J. Roesslein, Donald M. Carlton, and Duy-Loan T. Le, each of whom is deemed to be an “independent director” as that term is defined by the Nasdaq listing standards, met four times during 2009. The Nomination and Governance Committee recommends to the Board of Directors the selection criteria for board members, compensation of outside directors, appointment of board committee members and committee chairpersons, and develops board governance principles. The Nomination and Governance Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this Proxy Statement under “Deadline for Receipt of Stockholder Proposals.” When considering a potential director candidate, the Nomination and Governance Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of acumen. The Nomination and Governance Committee also considers issues of diversity, such as education, professional experience and differences in viewpoints and skills. The Nomination and Governance Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nomination and Governance Committee believe that it is important that the members of the Board of Directors represent diverse viewpoints. The Nomination and Governance Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. There are no differences in the manner in which the Nomination and Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. NI does not pay any third party to identify or assist in identifying or evaluating potential nominees. The charter of the Nomination and Governance Committee is available on NI’s website at

http://www.ni.com/nati/corporategovernance/composition_charters.htm.

Compensation Committee

The Compensation Committee, which currently consists of directors Duy-Loan T. Le, Charles J. Roesslein, and Donald M. Carlton, each of whom is deemed to be an “independent director” as that term is defined by the Nasdaq listing standards, met six times during 2009. The charter of the Compensation Committee is available on NI’s website at

http://www.ni.com/nati/corporategovernance/composition_charters.htm.

The Compensation Committee seeks input from NI’s President and Chief Executive Officer, Dr. Truchard, when discussing the performance of, and compensation levels for, executives other than himself. The Compensation Committee also works closely with Dr. Truchard and NI’s vice president of human resources and others as required in evaluating the financial, accounting, tax and retention implications of NI’s various compensation programs. The vice president of human resources regularly attends the meetings of the Compensation Committee and, at such meetings, provides advice on compensation matters to the Compensation Committee. The vice president of human resources also provides guidance to the Compensation Committee concerning compensation matters as they relate to NI’s executive officers. Neither Dr. Truchard, the vice president of human resources, nor any of NI’s other executives participates in deliberations relating to his own compensation.

Under the terms of its charter, the Compensation Committee establishes the compensation of NI’s Chief Executive Officer, evaluates the performance of NI’s executive officers, and establishes the salaries and cash bonus compensation of the executive officers based on recommendations of the Chief Executive Officer. The Compensation Committee also periodically examines NI’s compensation structure to evaluate whether NI is rewarding its officers and other personnel in a manner consistent with sound industry practices and makes recommendations on such matters to NI’s management and Board of Directors. The Compensation Committee also administers NI’s 2005 Incentive Plan, Employee Stock Purchase Plan and Amended and Restated 1994 Incentive Plan. The Board of Directors may by resolution prescribe additional authority and duties to the Compensation Committee.

The Compensation Committee’s charter does not contain a provision providing for the delegation of its duties to other persons. The Compensation Committee has not delegated any of its authority.

NI has not utilized compensation consultants in determining or recommending the amount or form of executive compensation. As discussed in the “Compensation Discussion and Analysis,” NI uses survey information and compares its executive compensation levels with those of other technology companies in such survey that NI believes to be comparable in terms of market capitalization and annual revenue.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the “Corporate Governance — Compensation Committee” section and do not include any NI executive officers. During 2009, no NI executive officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on NI’s Compensation Committee. During 2009, no NI executive officer served on the compensation committee (or equivalent) of another entity whose executive officer(s) served as a member of the NI Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Except as discussed below, NI had no related party transactions within the meaning of applicable SEC rules for the year ended December 31, 2009.

On July 10, 2009, NI entered into a contract with Phillip D. Hester in an advisory capacity to provide guidance and recommendations on topics relating to product definition, design, development, organizational goals, support, service, procurement and manufacturing. During 2009, Mr. Hester earned an aggregate of approximately $198,000, based on a billing rate of $2,000 per day for such consulting work. During 2009, NI also reimbursed Mr. Hester approximately $593 for his expenses related to the performance of consulting services. Mr. Hester became an employee of NI on December 16, 2009 and was appointed Senior Vice President of Research and Development on December 16, 2009.

Policy and Procedures for Review, Approval, or Ratification of Related Party Transactions

Pursuant to its written charter, the Audit Committee is responsible for reviewing NI’s policies relating to the avoidance of conflicts of interests and past or proposed transactions between NI, members of the Board of Directors of NI, and management. NI considers “related person transactions” to mean all transactions involving a “related person,” which under SEC rules means an executive officer, director or a holder of more than five percent of NI’s common stock, including any of their immediate family members and any entity owned or controlled by such persons. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind or take other action with respect to the transaction in its discretion.

In any transaction involving a related person, NI’s Audit Committee would consider the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related person; the risks, costs and benefits of the transaction to NI; whether any alternative transactions or sources for comparable services or products are available; and, in the event the related person is a director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on such director’s independence.

After considering such facts and circumstances, NI’s Audit Committee determines whether approval, ratification or rescission of the related person transaction is in NI’s best interests. NI’s Audit Committee believes that all employees and directors should be free from conflicting interests and influences of such nature and importance as would make it difficult to meet their applicable fiduciary duties and loyalty to NI, and reviews all related party transactions against the foregoing standard.

NI’s written policies and procedures for review, approval or ratification of transactions that pose a conflict of interest, including related person transactions, are set forth in its Code of Ethics, which contains, among other policies, a conflicts of interest policy for all employees, including NI’s executives, and a conflicts of interest policy for non-employee directors.

Under NI’s written conflicts of interest policy applicable to all employees, including NI’s executives, every employee is required to report to NI’s President any information regarding the existence or likely development of conflicts of interest involving themselves or others within NI. While NI provides examples of potential conflicts of interests, such as investments in enterprises that do business with NI, compensation for services to any person or firm which does business with NI, or gifts and loans and entertainment from any person or firm having current or prospective dealings with NI, the policy applicable to employees expressly states that the examples provided are illustrative only and that each employee should report any other circumstance which could be construed to interfere actually or potentially with loyalty to NI. Transactions involving potential conflicts of interests for employees are reviewed by NI’s President, who makes a determination as to whether there exists any conflict of interest or relationship which violates NI’s policies and the appropriate actions to take with respect to such relationship. NI’s General Counsel reports to the Audit Committee the conflict of interest reports received and acted upon by the President. In the event a report were received concerning a potential conflict of the President or a member of the Board of Directors, the Audit Committee would review such matter.

The written conflicts of interest policy applicable to all non-employee directors is substantially similar to the conflicts of interest policy applicable to NI employees, with the exception that every non-employee director is required to report potential conflict of interest situations to the Audit Committee, which is responsible for making the determination as to whether there exists any conflict of interest or relationship which violates such policy. If the Audit Committee determines that a conflict of interest exists, the non-employee director involved will be required to dispose of the conflicting interest to the satisfaction of the Audit Committee.

BOARD COMPENSATION

Determining Compensation for Non-Employee Directors in 2009

The Board of Directors, upon the recommendation of the Nomination and Governance Committee, sets non-employee directors’ compensation with the goal of retaining NI’s directors and attracting qualified persons to serve as directors. In developing its recommendations, the Nomination and Governance Committee considers director compensation at comparable publicly-traded companies and aims to structure director compensation in a manner that is transparent and easy for stockholders to understand.

The compensation of non-employee directors for the fiscal year ended December 31, 2009 is set forth in the table below.

Director Compensation

For Fiscal Year Ended December 31, 2009

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Total
James J. Truchard (2)	$—	$—	$—	$—
Jeffrey L. Kodosky (3)	—	—	—	—
Donald M. Carlton	54,100	91,005	—	145,105
Charles J. Roesslein	52,100	91,005	—	143,105
Duy-Loan T. Le	49,800	91,005	—	140,805
John K. Medica	33,650	91,005	—	124,655
Ben G. Streetman (4)	21,300	—	—	21,300
R. Gary Daniels (4)	21,300	—	—	21,300

(1)	Amounts represent the dollar amount recognized for financial statement reporting purposes for 2009 in accordance with FASB ASC 718. These dollar amounts reflect the aggregate grant date fair value for these stock awards and may not correspond to the actual value that will be recognized by the directors. The grant date fair value of each award is expensed monthly based on the estimated vesting period of the corresponding grant, which is 36 months. Grant date fair value is calculated using the closing price of the day immediately preceding the date of grant multiplied by the number of RSUs granted. In 2009, each non-employee director was granted 4,002 RSUs on June 17, 2009, and the grant date fair value of each RSU grant was based on the June 16, 2009 closing price of $22.74 per share. These RSUs vest over a three-year period with 1/3rd of the RSUs vesting on each anniversary of the vesting commencement date, which is May 1 of each year.

(2)	As an employee director, Dr. Truchard does not receive any additional compensation for his service as a director. His employee compensation is included in the Summary Compensation Table.

(3)	As an employee director, Mr. Kodosky does not receive any additional compensation for his service as a director. Mr. Kodosky is a Business and Technology Fellow, but not a named executive officer, as such term is defined under Item 402(a)(3) of Regulation S-K. Pursuant to SEC rules, the compensation that a director receives for services as a Business and Technology Fellow does not need to be reported in the table for Director Compensation.

(4)	The term of this director expired on May 12, 2009 as the director did not stand for reelection at the 2009 annual meeting.

Discussion of Director Compensation

In 2009, the annual compensation for NI’s non-employee directors was comprised of cash compensation in the form of an annual retainer and meeting and committee fees and equity compensation in the form of RSUs. Each of these components is described below. An NI employee director does not receive any additional compensation for his service as a director.

Annual Board/Committee Retainer Fees

Non-employee directors received an annual cash retainer of $20,000 per year, with the Audit Committee Chair being paid an additional $5,000 annual retainer.

Meeting Fees

Non-employee directors received a fee of $1,500 for attending each Board meeting in person, $1,000 for each committee meeting attended in person and $150 for each Board or committee meeting attended telephonically. In addition, non-employee directors received $3,000 for attending an overnight Board retreat.

Non-Employee Director Reimbursement Practice

Non-employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board travel.

Restricted Stock Unit Awards

Under NI’s 2005 Incentive Plan, non-employee directors are eligible to receive discretionary RSU grants. In 2009, each non-employee director received a grant of 4,002 RSUs.

EXECUTIVE OFFICERS

The following table sets forth information concerning the persons serving as executive officers of NI as of the Record Date, including information as to each executive officer’s age, position with NI and business experience. Officers of NI serve at the discretion of the Board.

Name of Executive Officer	Age	Position
James J. Truchard	66	Chairman of the Board of Directors and President
Alexander M. Davern	43	Chief Financial Officer; Senior Vice President, IT and Manufacturing Operations; and Treasurer
Peter Zogas, Jr.	49	Senior Vice President, Sales and Marketing
Phillip D. Hester.	55	Senior Vice President of Research and Development
John M. Graff	45	Vice President, Marketing, Customer Operations and Investor Relations
Raymond C. Almgren	44	Vice President, Product Marketing and Academic Relations
Mark A. Finger	52	Vice President, Human Resources
David G. Hugley	46	Vice President and General Counsel; Secretary
Robert R. Porterfield	47	Vice President, Manufacturing

See “Election of Directors” for additional information with respect to Dr. Truchard.

Alexander M. Davern joined NI in February 1994 and currently serves as Chief Financial Officer; Senior Vice President, IT and Manufacturing Operations; and Treasurer. He previously served as NI’s Chief Financial Officer and Treasurer from December 1997 to December 2002; as Acting Chief Financial Officer and Treasurer from July 1997 to December 1997; and as Corporate Controller and International Controller. Prior to joining NI, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. Mr. Davern received his bachelor’s degree in Business Administration and a diploma in professional accounting from University College in Dublin, Ireland.

Peter Zogas, Jr. joined NI in 1985 and currently serves as Senior Vice President, Sales and Marketing. He previously served as NI’s Vice President, Sales from July 1996 to December 2002. His earlier positions with NI include National Sales Manager, Business Development Manager, Regional Sales Manager, and Sales Engineer. Prior to joining NI, Mr. Zogas worked as an engineer at TI and, prior to that, at AT&T. Mr. Zogas received his bachelor’s degree in Electrical Engineering from Drexel University.

Phillip D. Hester joined NI in 2009 and serves as Senior Vice President of Research and Development. He previously served as the Senior Vice President and Chief Technology Officer at Advanced Micro Devices (AMD). Prior to AMD, he spent more than two decades working in a variety of leadership and management roles at IBM, including Chief Technology Officer and Vice President of Systems and Technology for the PC division and General Manager of the Systems and Technology division, where he oversaw 1,500 employees globally. Mr. Hester is also an entrepreneur, having founded a company that develops and manufactures easy-to-deploy server and storage technology for original equipment manufacturers. Mr. Hester received both his bachelor’s and master’s degrees in Electrical Engineering from UT Austin.

John M. Graff joined NI in June 1987 and currently serves as Vice President, Marketing, Customer Operations and Investor Relations. He previously served as NI’s Vice President, Marketing from June 1999 to December 2002 and as Acting Vice President, Marketing from November 1998 to May 1999. His earlier positions with NI include Director, Corporate Marketing, Corporate Marketing Manager, Product Marketing Manager, and Applications Engineer. Mr. Graff received his bachelor’s degree in Electrical Engineering from UT Austin.

Raymond C. Almgren joined NI in June 1987 and currently serves as Vice President, Product Marketing and Academic Relations. He previously served as NI’s Vice President, Product Strategy from September 2001 to December 2002. His earlier positions with NI include Director of Engineering, Director of Marketing, Product Manager, and Applications Engineer. Mr. Almgren received his bachelor’s degree in Electrical Engineering from UT Austin.

Mark A. Finger joined NI in August 1995 as Director of Human Resources and was appointed Vice President, Human Resources in December 1996. Prior to joining NI, Mr. Finger was employed by Rosemount Inc. and Fisher Rosemount Systems Inc. (collectively, “Rosemount”) from 1981 to 1995 (both of which are process management companies). His positions held at Rosemount include Human Resources Manager, Staffing Manager, Senior Human Resources Representative, Compensation and Benefits Specialist, and Staffing Specialist. Mr. Finger received his bachelor’s degree in Marketing from St. Cloud University.

David G. Hugley joined NI in 1991 as General Counsel, was appointed Secretary of NI in 1996, and became Vice President in January 2003. Mr. Hugley received his bachelor’s degree in Business Administration and JD from UT Austin and is a licensed attorney in Texas.

Robert R. Porterfield joined NI in April 1993 and currently serves as Vice President, Manufacturing. His earlier positions with NI include Director of International Operations and Global Supply Chain, Director of International Operations and Global Planning, Planning Manager, Materials Manager and Warehousing Supervisor. Mr. Porterfield received his bachelor’s degree in Aerospace Engineering from Auburn University and a master’s degree in Business Administration from UT Austin.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Objectives

NI’s philosophy towards compensation for its principal executive officer, principal financial officer, and the three most highly compensated executives other than the principal executive officer and the principal financial officer whose total compensation exceeded $100,000 (the “named executives”) and other executives reflect the following principles:

•	Total compensation opportunities should be competitive. NI believes that its total compensation programs should be competitive so that NI can attract, retain and motivate talented executives.

•

Total compensation should be related to NI’s performance.    NI believes that a significant portion of its executives’ total compensation should be directly linked to achieving specified financial objectives that NI believes will create stockholder value.

•

Total compensation should be related to individual performance.    NI believes that executives’ total compensation should reward individual performance achievements and encourage individual contributions to NI’s performance.

•

Equity awards help executives think like stockholders.    NI believes that executives’ total compensation should have a significant equity component because stock based equity awards help reinforce the executive’s long-term interest in NI’s overall performance and thereby align the interests of the executive with the interests of NI’s stockholders.

•

NI’s overall amount of equity awards should be related to its revenue growth.    NI believes that its use of equity awards must be sensitive to the dilutive impact that such equity compensation will have on its stockholders. As a result, NI’s overall amount of equity awards for each year is linked to its revenue growth in the prior year.

•

The same compensation programs should generally apply to both executive and non-executive employees whenever possible.    NI values the contributions of all employees and, to the extent practicable, NI designs its compensation programs to apply to all employees. NI seeks to minimize the number of compensation programs that apply only to its executives and disfavors the use of executive perks.

Determining Executive Compensation

In establishing NI’s overall program for executive compensation, the Compensation Committee works closely with NI’s senior management, including its Chief Executive Officer and Vice President of Human Resources. However, NI’s executives do not participate in any Board or Compensation Committee deliberations relating to their own compensation.

As described below, NI utilizes survey information to help determine whether the total compensation package for its executives is competitive with comparable companies. NI exercises judgment in allocating compensation among specific programs in view of its overall compensation philosophy, objectives and business results.

Radford Surveys, a leading provider of survey information regarding executive compensation of technology companies, provides NI with executive compensation information of companies in the high technology industry that have annual revenues ranging from $500 million to $1.5 billion. NI believes the information from companies in such revenue range is appropriate because it affords an adequate sample size of comparable high technology companies and because the average annual revenue of the companies in such range is comparable to NI’s annual revenue. NI compares the compensation of its executive officers with that of the executive officers in the Radford Surveys as a whole rather than any individual company within such survey.

NI believes that total compensation at or around the 50th percentile of the peer companies provided in the Radford Surveys as a group is the appropriate starting point for benchmarking the compensation of its executives. Though NI uses such 50th percentile as a reference point, NI does not target a specific percentile in the range of comparative information for each individual executive or for each component of compensation. Instead, NI structures a total compensation package in view of the comparative information and such other factors specific to the individual, including level of responsibility, prior experience and expectations of future performance. NI uses information obtained from Radford Surveys to test for reasonableness and competitiveness of its compensation package as a whole, but exercises judgment in allocating compensation among executives and within each element of an individual’s total compensation package. Other than the use of the Radford Surveys described above, NI does not use peer group executive compensation information. Set forth on Exhibit B is each of the companies that are covered by the relevant portion of the Radford Surveys information utilized by NI for 2009 compensation purposes.

NI does not have specific policies for allocating between long-term and currently paid out compensation nor policies for allocating between cash and non-cash compensation, and among different forms of non-cash compensation. Other than NI’s President and Chief Executive Officer, who does not participate in the Annual Incentive Program and has not received any equity awards, each NI executive may receive a mix of compensation comprised of base salary, discretionary bonuses and cash bonus programs, and equity awards. The amount of compensation allocated to each element of compensation is determined on a case-by-case basis, with the exception of the annual Company cash performance bonus program which is described below.

With respect to the Annual Incentive Program, NI sets cash bonus targets based on information provided through the Radford Surveys regarding cash bonus levels of executives at similarly-situated companies, the recommendation of NI’s Chief Executive Officer, and each executive’s function and past performance. The amount of cash bonus ultimately paid depends on the extent to which performance goals are achieved, in each case subject to adjustment at the discretion of the Compensation Committee.

As described in greater detail below under “Analysis of Elements of Executive Compensation,” the Compensation Committees considers both NI performance and individual performance when determining the level of compensation for a number of the elements of executive compensation. For example, in determining the grants of RSUs and any increases in base salary, the Compensation Committee takes into consideration, among other things, the prior individual performance of an executive officer, as well as NI’s performance. Similarly, the Annual Incentive Program is an “at risk” bonus program designed to induce NI’s executive officers to accomplish a set of goals based upon individual performance and NI’s business goals and reflects NI’s philosophy that total compensation should be related both to individual performance and NI’s performance. Amounts, if any, awarded under the discretionary cash program are determined solely on individual performance. For some of NI’s other elements of executive compensation, such as the Annual Company Cash Performance Bonus Program, NI’s performance as a whole is determinative of the compensation payable to the participants. The Compensation Committee believes that the various elements of executive compensation work together to promote NI’s objective that total compensation should be related both to individual performance and NI’s performance.

Elements of Executive Compensation

The components of NI’s executive compensation for 2009 were as follows:

•	Base salary;
•	Annual company cash performance bonus program;
•	Annual incentive program for executives;
•	Discretionary cash bonus program;
•	RSU grants under the NI 2005 Incentive Plan; and
•	Service award cash bonus program.

A broad base of NI’s employees participate in the compensation programs enumerated above with the exception of the annual incentive program for executives. In addition, NI’s Senior Vice President, Sales and Marketing, participates in a sales commission program based upon growth and profitability performance measures approved by the Compensation Committee.

NI’s executive and non-executive employees who meet the relevant eligibility requirements may also participate in the following programs:

•

Employee stock purchase plan.    This plan is a tax-qualified plan pursuant to which most employees can purchase NI stock at a 15% discount to the market price. Under this plan, a participant can invest a maximum amount equal to 15% of base salary and commissions, provided that such amount cannot exceed $25,000 in any year.

•

A tax-qualified, employee-funded 401(k) plan.    NI makes matching contributions under the plan in an amount equal to 50% of the amount of the employee’s contribution up to 6% of the employee’s base salary. The plan does not permit the purchase of shares of NI common stock.

•	Health and welfare benefits. Under this plan, the cost to NI is dependent on the level of benefits coverage an employee elects.

NI seeks to reward shorter-term performance through base salary, its annual bonus programs and its discretionary bonus program. Longer-term performance is incentivized through RSU grants and the service award program.

Analysis of Elements of Executive Compensation

Base Salary

NI’s goal is to provide its executives with competitive base salaries. NI uses independent survey information to help evaluate the reasonableness and competitiveness of its base salaries. NI determines base salary for each executive based on the level of job responsibilities, consideration of the prior performance of the executive and the company, the executive’s experience and tenure, consideration of the expected future contributions of the executive, the business risk presented to NI in the event the executive were to leave the employ of the company, and general compensation trends and practices in the technology industry, including pay levels and programs provided by comparable companies. In setting base salaries, NI does not utilize any particular formula but instead exercises judgment in view of its overall compensation philosophy and objectives. Individual base salaries are reviewed annually. In response to the adverse economic and business conditions facing NI and the industry, a reduction in annual salary was implemented for executives, consisting of a 5% salary reduction on January 1, 2009 and an additional 5% salary reduction on April 1, 2009. In light of improved economic and business conditions, the salary reductions that were instituted in 2009 were fully restored for the executives on February 1, 2010.

Annual Company Cash Performance Bonus Programs

NI rewards achievement of shorter term performance objectives through its cash bonus programs described below:

Annual Company Cash Performance Bonus Program.    NI maintains a cash performance bonus program under which substantially all regular full-time and part-time employees, including executives, participate (the “Annual Performance Bonus Program”). To receive the maximum payout under the plan, NI must achieve pre-determined goals for revenue growth and profitability. These goals, as provided in the plan, were 40% year over year organic revenue growth and 18% operating profit as a percent of revenue. The same goals apply to all participants in the plan including executive and non-executive employees. The amount of the Annual Performance Bonus Program is based on a bonus payment percentage multiplied by the eligible earnings of each participant. Eligible earnings include base salary, overtime pay and commissions but exclude bonuses, equity awards, relocation payments and previous cash performance bonus payments. The bonus payment percentage for executives is determined by multiplying 40% by two variables: (x) NI’s actual organic revenue growth divided by the targeted level of revenue growth of 40% and (y) NI’s actual operating profit as a percentage of revenue multiplied by the target operating profit of 18%. The bonus payments percentage for non-executives was determined in the same manner except that the “multiplier” is 15% not 40%. Expressed as a formula, the bonus calculation for executives is as follows:

Calendar Year Organic Revenue Growth	X	Calendar Year Operating Profit	X	.40 = Bonus Percentage
.40		.18

For fiscal 2009, NI’s named executives did not receive any payments under the Annual Performance Bonus Program. Amounts under the Annual Performance Bonus Program are customarily made in two payments, one in the fourth quarter and the other upon the completion of the annual financial statement audit in the first quarter of the following year.

Annual Incentive Program.    NI maintains an annual incentive cash bonus program (the “AIP”) under which only officers and Business and Technology Fellows and Research and Development Fellows participate. Dr. Truchard, NI’s President and Chief Executive Officer, does not participate in the program. Under this program, payments are made based upon the achievement of individual performance criteria and NI business goals approved by the NI Board. Program participants are designated by NI’s President and approved by the Compensation Committee. The participants under the AIP and the AIP goals are determined annually.

The AIP is intended to increase stockholder value and promote NI’s success by providing incentive and reward for the accomplishment of key objectives by NI executives. Under the AIP, an executive is eligible to receive a maximum amount equal to 30% of base salary for Senior Vice Presidents (or, in case of the Senior Vice President of Sales and Marketing, salary plus targeted commission) and a maximum of 20% of base salary for Vice Presidents, Business and Technology Fellows, and Research and Development Fellows. For the purposes of the AIP, the base salary amount is the amount set by the Compensation Committee for base salaries effective as of October 1st of the year immediately preceding the applicable AIP year, and as such, the base salary amount utilized for calculating the maximum amount payable under the applicable AIP in a given year may be less than or more than the base salary actually paid to NI executives if the Compensation Committee subsequently raises or reduces such base salary in October of the applicable AIP year. Payments are made based on whether the individual executive has achieved his or her specified objectives for the year. Each executive typically has five or six objectives that are targeted to reward achievements in the executive’s functional area or NI business goals. The objectives are presented and approved by NI’s President and then submitted for approval each year to the NI Board. The amount of the bonus which is allocated to each specific objective is approved each year by the Compensation Committee.

Following the end of NI’s fiscal year, NI’s President reviews each executive’s goals with the supervising Senior Vice President for each executive whether the objectives for such executive were met. Based on these reviews, the President makes recommendations to the Compensation Committee as to the amount (if any) to be paid to each AIP participant. The Compensation Committee reviews and considers these recommendations and approves the amount of the AIP payments. NI’s President and the Compensation Committee, acting together, have the discretion to pay all or a portion of an amount to an AIP participant even if such participant did not meet a particular objective if the President and the Compensation Committee believe that such payment is appropriate to achieve the objectives of the program.

For fiscal 2009, NI made cash bonus payments to named executives under the AIP in the range of approximately $29,311 to $72,169 per executive.

On October 22, 2008, the Compensation Committee approved an amendment to the AIP. Prior to the amendment, the AIP provided that payment of any cash incentive bonus under the program would be made as soon as administratively practicable following the calendar year once the Company’s books have been closed and audited. The amendment modified the AIP to provide that the Compensation Committee shall also have the discretion to make payments of any cash incentive bonus in the fourth quarter of the calendar year based upon projected achievement levels (“Estimated Payment”) rather than waiting until following the calendar year once our books have been closed and audited. The payment of an Estimated Payment is subject to a reconciliation after our books have been closed and audited. If the Estimated Payment is less than the final amount due to the AIP participant, an additional payment equal to the amount of the shortfall shall be made to such participant. If the Estimated Payment is more than the final amount due to the AIP participant, such participant shall remit to us the amount of the overpayment. Thus, the amendment may change the timing of the payments but will not result in any increase in the total payments to any participant under the AIP.

On March 24, 2009, the Compensation Committee amended the AIP to allow executive salaries for purposes of the AIP to be as determined by the Compensation Committee when participant goals are approved. For 2009, the salaries of each executive for the purposes of AIP is the salary in effect on December 31, 2008. In addition, in response to the adverse economic and business conditions facing NI and the industry, the Compensation Committee reduced the bonus amounts to be paid under the AIP to senior vice presidents from 30% to 27% and vice presidents from 20% to 18% of their respective salaries.

The tables below set forth the performance criteria, potential awards and actual awards under the AIP as well as the weightings assigned to the objectives for 2009 for each of the named executives, except Dr. Truchard, NI’s President and Chief Executive Officer, who does not participate in the program, and Phillip D. Hester who did not participate in the AIP in 2009 since he started employment with NI as Senior Vice President on December 16, 2009:

2009 Annual Incentive Program Goals and Awards for the Named Executives

Alexander Davern, Chief Financial Officer, Senior Vice President Manufacturing & IT Operations; Treasurer
2009 Officer Bonus Goals	% Goal Weighting	Goal Value (2)	2009 Actual Payout
1) Achieve worldwide on-time delivery goal rate(1)	10%	$8,775	$8,775
2) Improve product reliability(1)	20%	$17,550	$1,969
3) Achieve gross margin goal(1)	20%	$17,550	$17,550
4) Ensure 2009 spending within budget	20%	$17,550	$17,550
5) Achieve cost reductions(1)	30%	$26,325	$26,325
Total	100%	$87,750	$72,169

(1) NI is not disclosing the specific targets level with respect to this specific performance goal because such information represents confidential trade secrets or confidential commercial or financial information, the disclosure of which would cause NI competitive harm. The specific performance goals were set to be a moderately difficult, or stretch goal, but not unachievable.

(2) Under the AIP, Mr. Davern was eligible to receive a maximum amount of $87,750, which was equal to 27% of his base salary, $325,000, effective as of December 31, 2008.

Peter Zogas, Senior Vice President, Sales & Marketing
2009 Officer Bonus Goals	% Goal Weighting	Goal Value (2)	2009 Actual Payout
1) Drive LabVIEW adoption(1)	20%	$15,930	$11,949
2) Grow four products(1)	20%	$15,930	$14,261
3) Grow PXI higher than T&M index(1)	20%	$15,930	$0
4) Manage sales and marketing expenses(1)	20%	$15,930	$15,930
5) Develop Integration Plan for Acquisitions	10%	$7,965	$0
6) Establish “Design-win” Metric and Objective target	10%	$7,965	$7,965
Total	100%	$79,650	$50,105

(1) NI is not disclosing the specific targets level with respect to this specific performance goal because such information represents confidential trade secrets or confidential commercial or financial information, the disclosure of which would cause NI competitive harm. The specific performance goals were set to be a moderately difficult, or stretch goal, but not unachievable.

(2) Under the AIP, Mr. Zogas was eligible to receive a maximum amount of $79,650, which was equal to 27% of the sum of his base salary and commission target, an aggregate of $295,000, effective as December 31, 2008.

John Graff, Vice President, Marketing, Customer Operations and Investor Relations
2009 Officer Bonus Goals	% Goal Weighting	Goal Value (2)	2009 Actual Payout
1) New Product Successful Launches(1)	15%	$7,020	$6,728
2) Global and Cost Center Expense Management(1)	20%	$9,360	$9,360
3) Web sales growth(1)	20%	$9,360	$5,495
4) Customer Operations(1)	15%	$7,020	$5,850
5) Business Goal Revenue Improvement(1)	20%	$9,360	$6,798
6) Other Projects(1)	10%	$4,680	$3,510
Total	100%	$46,800	$37,741

(1) NI is not disclosing the specific targets level with respect to this specific performance goal because such information represents confidential trade secrets or confidential commercial or financial information, the disclosure of which would cause NI competitive harm. The specific performance goals were set to be a moderately difficult, or stretch goal, but not unachievable.

(2) Under the AIP, Mr. Graff was eligible to receive a maximum amount of $46,800 which was equal to 18% of his base salary, $260,000, effective as of December 31, 2008.

In assessing performance against the objectives for each named executive participating in the AIP, NI’s President considered the actual results for 2009 against the specific deliverables associated with each objective, the extent to which the objective was a significant stretch goal for the organization, and whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty in achieving the desired results. Based on the foregoing factors, NI’s President recommended, and the Compensation Committee approved, an amount of cash payment for each objective for each named executive. As demonstrated by the total amounts set forth under the column heading “2009 Actual Payout,” the actual payouts to NI’s named executive officers ranged from 63% to 82% of the total amount they were eligible to receive under the AIP in 2009.

Sales Commission Program Applicable to Senior Vice President of Sales and Marketing.    For 2009, Mr. Zogas’ annual target sales commission was set on September 20, 2006 at $50,000 by the Compensation Committee to be effective October 1, 2006. For 2009, the target sales commission was reduced by 10% to $45,000 in accordance with NI’s executive pay reductions. The amount of the sales commission actually paid to Mr. Zogas is based on two variables: (x) NI’s actual quarterly year over year revenue growth compared to the target quarterly year over year revenue growth as set forth in the operating budget (“revenue factor”) and (y) NI’s actual quarterly operating profit compared to the target quarterly operating profit as set forth in the operating budget (the “profit factor”). The profit factor may not exceed one for the purposes of computing the commission. NI’s Board of Directors approves the operating budget which sets the target quarterly year over year revenue growth and target quarterly profit used for the purposes of calculating the actual commission payments made to Mr. Zogas. Expressed as a formula, the commission calculation for each quarter of the last fiscal year was as follows:

2	X	[Actual Qtr Rev. Growth % —Target Qtr Rev. Growth % + 20]	X	Actual Qtr. Profit %	X	$12,500
		40		Target Qtr. Profit %

NI is not disclosing the specific target levels utilized in the formula set forth above for determining Mr. Zogas’ sales commission payouts because they represent confidential information that NI does not disclose to the public and NI believes that disclosure of such information would cause it competitive harm. The specific target levels were set to be a moderately difficult, or stretch goals, but not unachievable.

Under this sales commission program, Mr. Zogas earned for 2009 an aggregate of $33,674, which represents approximately 67.3% of the annual target commission amount of $50,000 set by the Compensation Committee.

Discretionary Cash Bonus Program

NI maintains a discretionary cash performance bonus program under which all employees, including executives, are eligible to receive awards. NI’s President does not participate in the program. Under this program, awards are made in recognition of a special achievement by the employee. Awards under this program have typically been in the range of $100 to $2,000 per award. The average award under the discretionary cash performance program in 2009 for employees was approximately $1,011. The purpose of this program is to award a specific accomplishment that is not covered by NI’s other compensation programs. The amount of the award for executives is determined by NI’s President and the amount of the award for non-executive employees is determined by the departmental supervisors.

During 2009, none of the named executives received an award under this program.

Restricted Stock Unit (RSU) Awards

Determining the Overall Level of Equity Compensation Awards.    NI uses equity compensation to incentivize a large number of its employees. In 2009, 35% of all U.S. based regular, full-time professional employees received equity based compensation. NI’s use of stock based equity compensation for a large number of its employees is driven by NI’s goal of aligning the long-term interests of its employees with its overall performance and the interests of its stockholders. NI’s equity compensation program is also driven by NI’s desire to be sensitive to the dilutive impact that such equity compensation will have on its stockholders. As a result, NI’s overall level of equity awards for each year is linked to its revenue growth during the prior year. In this regard, the following table sets forth the relationship between the level of equity awards and NI’s year over year revenue growth for the past several years:

	Options			Restricted Stock Units
	2003	2004	2005	2007	2008	2009
Revenue Growth (prior year)	1.40%	9.00%	20.7%	12.8%(1)	12.1%	10.8%
Shares underlying equity awards issued	675,207	1,262,599	244,725	801,780	763,182	604,083
% of Outstanding shares	0.9%	1.6%	0.3%	1.0%	0.9%	0.7%
Outstanding shares	78,269,000	78,946,000	79,276,000	79,806,681	77,225,387	77,974,903

(1)	The number used for revenue growth was adjusted down from 15.5% to reflect organic growth (i.e., growth without the effect of acquisition revenue).

Allocation of Equity Compensation Awards.    In 2009, NI granted a total of 604,083 RSUs to all employees, which represented 0.7% of NI’s shares outstanding at December 31, 2009. Of such amount, a total of 66,500 RSUs were granted to NI’s named executives, representing 11% of all RSUs granted in 2009. RSUs granted to executives vest over a period of ten years, subject to acceleration based on NI’s performance.

A set formula for allocating RSUs to the executives as a group or to any particular executive is not utilized. Instead, the Compensation Committee exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, the amount of stock based equity compensation already held by the executive, the non-equity compensation received by the executive and the total number of RSUs to be granted to all participants during the year.

In 2009, NI granted a total of 66,500 RSUs to its named executives. The number of RSUs granted to each named executive is set forth in the Grants of Plan-Based Awards Table. The value of such grants, as determined in accordance with FASB ASC 718 for each individual named executive is set forth in the column entitled “Aggregate Grant Date Fair Value of Stock and Option Awards” in the Grants of Plan Based Awards Table.

Timing of Equity Awards.    The Compensation Committee grants RSUs to executives and current employees once per year. Such grants are made at a meeting of the Compensation Committee held in the second quarter of the year. RSU grants to new employees were issued six times in 2009 at Compensation Committee meetings. NI does not have any program, plan or practice to time RSU grants in coordination with the release of material non-public information. NI does not time, nor does NI plan to time, the release of material non-public information for the purposes of affecting the value of executive compensation.

Executive Equity Ownership.    NI’s President and Chief Executive Officer, Dr. Truchard, is NI’s largest stockholder. NI encourages its executives to hold a significant equity interest in NI. However, NI does not have specific share retention and ownership guidelines for its executives. NI does not permit executives to sell short its stock. NI prohibits named executives from holding NI stock in a margin account and prohibits the purchase or sale of exchange traded options on its stock by executives.

Type of Equity Awards.    Prior to 2005, the long-term equity incentive component of NI’s compensation program consisted solely of stock options. Beginning in 2005, NI began to utilize RSUs as its principal equity compensation incentive. Under the 2005 Incentive Plan, NI is permitted to issue RSUs and restricted stock but not stock options.

Service Award Program

NI maintains a service award bonus program under which all employees, including executives, are eligible to receive awards based on the number of years of continued employment with NI. NI’s President does not participate in the program. Under this program, upon achieving a five-year period of continuous employment with NI, an employee receives a cash award and a $100 dinner gift certificate, as well as other non-monetary awards such as plaque or lunch with NI’s President, Vice President of Human Resources or another NI executive. Awards under this program have historically been in the range of $100 to $1,000 in cash per award, with employees receiving $100 in cash at their 5th anniversary of service with NI and $1,000 in cash at their 10th, 15th, and 20th anniversary of service with NI.

During 2009, one of the named executives, Mr. Davern, received an award of $1,000 under this program for having reached 15 years of employment with NI.

Performance Based Compensation and Financial Restatement

To date, NI has not experienced a financial restatement and has not considered or implemented a policy regarding retroactive adjustments to any cash or equity based incentive compensation paid to its executives and other employees where such payments were predicated upon the achievement of certain financial results that would subsequently be the subject of a restatement.

Change of Control Considerations

All NI executives are employed at will and do not have employment agreements, severance payment arrangements or payment arrangements that would be trigged by a merger or other change of control of NI. However, NI’s Amended and Restated 1994 Incentive Plan, 2005 Incentive Plan and 2010 Incentive Plan (if approved by our stockholders) provide that in the event of a change of control of NI, all unvested RSUs and stock options held by executive and non-executive employees shall immediately vest in full.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of NI’s compensation programs, NI considers the anticipated accounting and tax implications to NI and its executives. In this regard, in 2005, the NI Board of Directors and Compensation Committee determined to change NI’s equity compensation program from the use of stock options to the use of RSUs in response to changes in the accounting treatment of equity awards under FASB ASC 718, Compensation — Stock Compensation (FASB ASC 718). While NI considers the applicable accounting and tax treatment, these factors alone are not dispositive, and NI also considers the cash and non-cash impact of the programs and whether a program is consistent with NI’s overall compensation philosophy and objectives.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) imposes a limit of $1 million on the amount of compensation that NI may deduct in any one year with respect to its named executive officers, unless certain criteria are satisfied. Performance-based compensation, as defined in the Code, is fully deductible if the programs are approved by stockholders and meet other requirements. NI believes that grants of RSUs under its 2005 Incentive Plan that vest solely based on the passage of time do not qualify as performance-based for purposes of satisfying the conditions of Section 162(m). NI notes that in 2009, none of its named executive officers received compensation in excess of the Section 162(m) limit. In general, NI has determined that it will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, NI monitors whether it might be in its interests to structure its compensation programs to satisfy the requirements of Section 162(m). NI seeks to maintain flexibility in compensating its executives in a manner designed to promote its corporate goals and therefore the Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee will continue to assess the impact of Section 162(m) on NI’s compensation practices and determine what further action, if any, is appropriate.

Role of Executives in Executive Compensation Decisions

The Compensation Committee seeks input from NI’s President and Chief Executive Officer, Dr. Truchard, when discussing the performance of, and compensation levels for executives other than himself. The Compensation Committee also works closely with Dr. Truchard and with NI’s vice president of human resources and others, as required, in evaluating the financial, accounting, tax and retention implications of its various compensation programs. Neither Dr. Truchard nor any of NI’s other executives participates in deliberations relating to his own compensation.

Summary Compensation Table

Summary Compensation Table.    The following table shows the total compensation paid by NI during the years ended December 31, 2009, December 31, 2008, and December 31, 2007 to its named executives:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
James J. Truchard (5)	2009	$182,500	$—	$—	$—	$—	$7,962	$190,462
Chairman of the Board and President	2008	200,000	—	—	—	131,900	6,240	338,140
	2007	200,000	—	—	—	22,320	6,240	228,560

Alexander M. Davern	2009	296,562	1,000	522,750	—	72,169	7,650	900,131
Chief Financial Officer; Senior Vice President, IT and Manufacturing Operations; Treasurer	2008	310,000	—	284,900	—	219,025	7,366	821,291
	2007	293,750	—	271,000	—	112,736	8,050	685,536

Peter Zogas, Jr.	2009	223,562	—	156,825	—	83,779	7,650	471,816
Senior Vice President, Sales and Marketing	2008	235,250	—	284,900	—	267,190	7,519	794,859
	2007	225,250	—	271,000	—	125,909	8,050	630,209

Phillip D. Hester (6)	2009	10,904	—	888,900	—	—	13.08	899,817
Senior Vice President, Research and Development

John M. Graff	2009	237,250	—	83,640	—	37,741	7,402	366,033
Vice President, Marketing, Customer Operations and Investor Relations	2008	252,500	—	170,940	—	167,564	7,500	598,504
	2007	238,750	1,000	135,500	—	64,245	8,037	447,532

(1)	These amounts reflect cash payments under NI’s discretionary cash bonus program and service award program. See “Compensation Discussion and Analysis” for a description of these programs. In 2009, Mr. Davern received $1,000 under the service award program for having reached 15 years of employment with NI. In 2008, none of the named executives received a bonus under the discretionary cash bonus program or service award program. In 2007, Mr. Graff received $1,000 under the service award program for having reached 20 years of employment with NI.

(2)	The amounts included in the table for stock awards is the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year in accordance with FASB ASC 718. These dollar amounts reflect NI’s accounting expense for these stock awards and may not correspond to the actual value that will be recognized by the named executives. The dollar amount recognized for financial statement reporting purposes is the aggregate grant date fair value, which is expensed monthly based on the estimated vesting period of the corresponding grant. The estimated vesting period of grants of RSUs to named executive officers is 95 months.

(3)	These amounts reflect the sum of the amounts paid to named executives under NI’s Annual Company Performance Bonus Program and AIP for 2009, 2008 and 2007, as shown in the table below. Dr. Truchard’s total only includes amounts from NI’s Annual Performance Bonus Program. Mr. Zogas’ total also includes amounts from the Sales Commission Program in which he is the only participant among the named executives. The amounts paid under the Long Term Incentive Program were for 2008 only as the program is no longer active.

Named Executive Officer	Year	Annual Performance Bonus Program	Annual Incentive Program	Long Term Incentive Program	Sales Commission Program	Total
James J. Truchard	2009	$—	$—	$—	$—	$—
	2008	16,700	—	115,200	—	131,900
	2007	22,320	—	—	—	22,320
Alexander M. Davern	2009	—	72,169	—	—	72,169
	2008	25,885	54,900	138,240	—	219,025
	2007	32,783	79,953	—	—	112,736
Peter Zogas, Jr.	2009	—	50,105	—	33,674	83,779
	2008	23,396	66,373	132,480	44,941	267,190
	2007	30,501	47,348	—	48,060	125,909
Phillip D. Hester	2009	—	—	—	—	—
	2008	—	—	—	—	—
	2007	—	—	—	—	—
John M. Graff	2009	—	37,741	—	—	37,741
	2008	21,084	34,160	112,320	—	167,564
	2007	26,645	37,600	—	—	64,245

(4)	Represents NI contributions to the 401(k) Plan on behalf of the named executives and the full dollar value of premiums paid by NI for term life insurance on behalf of the named executives for 2009, 2008 and 2007 in the amounts shown below:

Named Executive Officer	Year	NI Contributions to 401(k) Plan	Term Life Insurance Premium Paid by NI for Benefit of the Insured	Total
James J. Truchard	2009	$5,475	$219	$5,694
	2008	6,000	240	6,240
	2007	6,000	240	6,240
Alexander M. Davern	2009	7,350	300	7,650
	2008	7,066	300	7,366
	2007	7,750	300	8,050
Peter Zogas, Jr.	2009	7,350	300	7,650
	2008	7,237	282	7,519
	2007	7,750	300	8,050
Phillip D. Hester	2009	—	13	13
	2008	—	—	—
	2007	—	—	—
John M. Graff	2009	7,117	285	7,402
	2008	7,200	300	7,500
	2007	7,750	287	8,037

Other than the foregoing for 2007, 2008 and 2009, NI did not provide its named executives with any form of compensation that would be reportable under Item 402(c)(2)(ix) of Regulation S-K. NI does not pay or accrue cash dividends on unvested RSUs.

(5)	As an employee director, Dr. Truchard does not receive any additional compensation for his service as a director.

(6)	Mr. Hester entered into a Consulting Agreement with NI on July 10, 2009, and received $198,000 for consulting services performed under such agreement. The consulting agreement was terminated on December 15, 2009. Mr. Hester became an employee and was appointed Senior Vice President of Research and Development on December 16, 2009.

Grants of Plan-Based Awards

For Fiscal Year Ended December 31, 2009

	Grant Date (1)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (5)	Aggregate Grant Date Fair Value of Stock and Option Awards (6)
Name		Threshold (2)	Target (3)	Maximum (4)
James J. Truchard (7)
Annual Performance Bonus Program		—	$—	$—	—	$—
Alexander M. Davern
Annual Incentive Program		—	72,169	87,750
Annual Performance Bonus Program		—	—	—
2005 Incentive Plan	4/22/09	—	—	—	25,000	522,750
Peter Zogas, Jr.
Annual Incentive Program		—	50,105	79,650
Annual Performance Bonus Program		—	—	—
Sales Commission Program (8)		—	50,000	—
2005 Incentive Plan	4/22/09		—	—	7,500	156,825
Phillip D. Hester
Annual Incentive Program		—	—	—
Annual Performance Bonus Program		—	—	—
2005 Incentive Plan	12/16/09	—	—	—	30,000	888,900
John M. Graff
Annual Incentive Program		—	37,741	46,800
Annual Performance Bonus Program		—	—	—
2005 Incentive Plan	4/22/09	—	—	—	4,000	83,640

(1)	In accordance with Item 402(d)(2)(ii) of Regulation S-K, only grant dates for equity-based awards are reported in this table.

(2)	The AIP, the Annual Performance Bonus Program and Sale Commission Program do not set a threshold amount. See “Compensation Discussion and Analysis” for a description of these programs.

(3)	The AIP and the Annual Performance Bonus Program did not set target amounts. See “Compensation Discussion and Analysis” for a further description of these programs. In accordance with Instruction 2 to Item 402(d) of Regulation S-K, the amounts included under the “Target” column represent the amounts earned in the fiscal year ended December 31, 2009 by the named executive under the AIP and the Annual Performance Bonus Program, as applicable.

(4)	The Annual Performance Bonus Program does not set maximum amounts. See “Compensation Discussion and Analysis” for a further description of this program. The maximum amounts under the AIP for Mr. Davern was determined by multiplying 0.27 by his base salary, effective as of December 31, 2008, of $325,000. The maximum amount under the NI 2009 AIP for Mr. Zogas was determined by multiplying 0.27 by the sum of his base salary and commission target, effective as of December 31, 2009, which totaled $295,000, and for Mr. Graff, by multiplying 0.18 by his base salary, effective as of December 31, 2008, of $260,000. See “Compensation Discussion and Analysis” for a further description of the AIP. For 2009, the target sales commission for Mr. Zogas was reduced by 10% to $45,000 in accordance with NI’s executive pay reductions. Mr. Zogas achieved 74.8% of such target, or $33,674, as reported in footnote 3 to the Summary Compensation Table.

(5)

The RSU grants to the named executives vest as to 1/10th of the RSUs on each anniversary of the vesting commencement date, which was May 1, 2009, subject to acceleration of vesting in the event that NI achieves certain financial performance goals. The maximum amount of vesting acceleration is an additional 10% of the award per year. The number of RSUs that can have vesting acceleration each year is determined based upon the extent to which NI attains 40% year over year revenue growth and 18% operating profit as a percent of revenue. Specifically, if NI achieves 40% year over year revenue growth and 18% operating profit as a percent of revenue, then 10% of total number of RSUs subject to the award shall accelerate. The earliest an award may fully vest is in five years. The RSUs have a term of ten years.

(6)	This column shows the aggregate grant date fair value of RSUs under FASB ASC 718 granted to the named executives. For RSUs, fair value is calculated using the closing price of NI’s common stock on the day before the date of grant, which was $20.91 per share for Messrs. Davern, Zogas, and Graff, and $29.63 for Mr. Hester.

(7)	Dr. Truchard does not participate in the AIP and does not receive grants of RSUs under the 2005 Incentive Plan.

(8)	The Sales Commission Program for Mr. Zogas does not include thresholds or maximum amounts. See “Compensation Discussion and Analysis” for a further description of this program.

Summary Compensation Table and Grants of Plan-Based Awards Table Discussion

The level of salary and bonus in proportion to total compensation ranged from approximately 1% to 65% for each of the named executives in 2009, except for Dr. Truchard. Since Dr. Truchard does not receive RSU awards and has never received any grants of stock options by NI, his salary and bonus represented approximately 96% of his total compensation in 2009.

All NI employees, including executives, are employed at will and do not have employment agreements, severance payment arrangements or payment arrangements that would be trigged by a merger or other change of control of NI. However, NI’s 2010 Incentive Plan (if approved by NI’s stockholders), NI’s 2005 Incentive Plan and Amended and Restated 1994 Incentive Plan provide that in the event of a change of control of NI, all unvested RSUs and stock options held by executive and non-executive employees shall immediately vest in full.

NI has not repriced any stock options or made any material modifications to any equity-based awards to its executive officers.

Outstanding Equity Awards at Fiscal 2009 Year-End

	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units That Have Not Vested (3)
James J. Truchard	—	—	$—	—	—	—
Alexander M. Davern	112,500	—	32.0833	03/22/2010
	15,000	—	21.0417	03/21/2011
	9,728	2,272	20.1200	04/16/2013
	14,115	5,885	29.8500	03/24/2014
					57,649	$1,697,763
Peter Zogas, Jr.	30,000	—	32.0833	03/22/2010
	15,000	—	21.0417	03/21/2011
	9,728	2,272	20.1200	04/16/2013
	14,115	5,885	29.8500	03/24/2014
					40,149	1,182,388
Phillip D. Hester	—	—	—	—
					30,000	883,500
John M. Graff	30,000	—	32.0833	03/22/2010
	15,000	—	21.0417	03/21/2011
	6,078	1,422	20.1200	04/16/2013
	7,058	2,942	29.8500	03/24/2014
					21,203	624,428

(1)

These options were granted under the Amended and Restated 1994 Incentive Plan, which terminated in May 2005 except with respect to outstanding awards. These options vest as to 1/120th of the award on each monthly anniversary of the vesting commencement date, subject to acceleration based upon NI’s financial performance. The maximum amount of accelerated vesting per year based on NI’s financial performance is

10% of the total number of shares subject to the option. The actual number of shares subject to the option that can be accelerated each year based on NI’s financial performance is determined based upon the year over year percentage revenue growth and the percentage operating profit as a percent of revenue. To achieve the maximum of 10% option acceleration, NI would have to achieve 40% year over year revenue growth and 18% operating profit as a percent of revenue. The earliest an award may fully vest is in five years. The vesting commencement dates for these awards are set forth in the table below.

Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Vesting Commencement Date
Alexander M. Davern	112,500	—	32.0833	03/22/2000
	15,000	—	21.0417	03/21/2001
	9,728	2,272	20.1200	04/16/2003
	14,115	5,885	29.8500	03/24/2004
Peter Zogas, Jr.	30,000	—	32.0833	03/22/2000
	15,000	—	21.0417	03/21/2001
	9,728	2,272	20.1200	04/16/2003
	14,115	5,885	29.8500	03/24/2004
Phillip D. Hester	—	—	—	—
John M. Graff	30,000	—	32.0833	03/22/2000
	15,000	—	21.0417	03/21/2001
	6,078	1,422	20.1200	04/16/2003
	7,058	2,942	29.8500	03/24/2004

(2)	These RSU awards were made under the 2005 Incentive Plan and vest as to 1/10th of the RSUs on each anniversary of the vesting commencement date, subject to acceleration of vesting in the event that NI achieves certain financial performance goals. The maximum amount of vesting acceleration is an additional 10% of the award per year. The number of RSUs that can have vesting acceleration each year is determined based upon the extent to which NI attains 40% year over year revenue growth and 18% operating profit as a percent of revenue. Specifically, if NI achieves 40% year over year revenue growth and 18% operating profit as a percent of revenue, then 10% of the total number of RSUs subject to the award shall accelerate. The earliest an award may fully vest is in five years. The RSUs have a term of ten years. The vesting commencement dates for these awards are set forth in the table below.

Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (#)	Grant Date	Vesting Commencement Date
Alexander M. Davern	25,000	4/22/2008	5/1/2009
	8,791	4/25/2008	5/1/2008
	7,512	4/25/2007	5/1/2007
	6,228	4/19/2006	5/1/2006
	10,118	5/10/2005	5/1/2005
Peter Zogas, Jr.	7,500	4/22/2009	5/1/2009
	8,791	4/25/2008	5/1/2008
	7,512	4/25/2007	5/1/2007
	6,228	4/19/2006	5/1/2006
	10,118	5/10/2005	5/1/2005
Phillip D. Hester	30,000	12/16/2009	5/1/2009
John M. Graff	4,000	4/22/2009	5/1/2009
	5,275	4/25/2008	5/1/2008
	3,756	4/25/2007	5/1/2007
	3,114	4/19/2006	5/1/2006
	5,058	5/10/2005	5/1/2005

(3)	Amounts shown are valued at the closing price of NI’s Common Stock on December 31, 2009 of $29.45 per share.

Option Exercises and Stock Vested

For Fiscal Year Ended December 31, 2009

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
James J. Truchard	—	$—	—	$—
Alexander M. Davern	18,778	126,034	6,044	132,666
Peter Zogas, Jr.	9,000	45,070	6,044	132,666
Phillip D. Hester	—	—	—	—
John M. Graff	2,184	11,265	3,142	68,967

(1)	These amounts equal the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(2)	Based on the closing price of NI Common Stock on May 1, 2009, the vesting date, of $21.95 per share.

Pension Benefits and Nonqualified Deferred Compensation

NI does not have any pension plans, non-qualified defined contribution plans or non-qualified deferred compensation plans.

Potential Payments Upon Termination or Change of Control

As described in the Compensation Discussion and Analysis, NI does not have employment, severance or change in control agreements with its employees, including its named executives. However, NI’s Amended and Restated 1994 Incentive Plan, 2005 Incentive Plan and 2010 Incentive Plan each provides for acceleration of all unvested stock options and RSUs, respectively, in the event of a change of control of NI or the award recipient’s death or disability (each, an “acceleration event”). A change of control under each of the Amended and Restated 1994 Incentive Plan, 2005 Incentive Plan and 2010 Incentive Plan means any of the following events:

•	any person becomes the beneficial owner of fifty percent (50%) or more of the total voting power represented by NI’s outstanding voting securities;

•	existing members of NI’s Board of Directors cease to constitute at least a majority of the Board of Directors;

•	a public announcement is made of a tender or exchange offer for fifty percent (50%) or more of the outstanding voting securities of the Company;

•

the stockholders of NI approve a merger or consolidation of NI with any other corporation or partnership, unless NI stockholders prior to such transaction will hold a majority of the voting power of the surviving or acquiring entity; or

•	the stockholders of NI approve a plan of complete liquidation of NI or an agreement for the sale or disposition by NI of all or substantially all of NI’s assets.

In the case of disability, unvested stock options under the Amended and Restated 1994 Incentive Plan may only be exercised within the six-month period following the date of disability and any award not exercised before the expiration of such period shall terminate. Unless an optionee’s legal representatives, heirs, legatees or distributee exercise outstanding awards issued under the Amended and Restated 1994 Incentive Plan in the six-month period following the date of such optionee’s death, any unexercised awards shall terminate upon the expiration of such six-month period.

In the case of unvested RSUs under the 2005 Incentive Plan and the 2010 Incentive Plan, 100% of the RSUs that have not vested as of the date of death or disability will immediately vest.

The following table shows the estimated benefits that would have been received by the named executives if an acceleration event had occurred on December 31, 2009.

Name	Stock Option Acceleration (1)	RSU Acceleration (2)	Total
James J. Truchard (3)	—	$—	$—
Alexander M. Davern	238,084	1,697,763	1,935,847
Peter Zogas, Jr.	238,084	1,182,388	1,420,472
Phillip D. Hester	—	30,000	883,500
John M. Graff	196,099	624,428	820,527

(1) In calculating estimated benefits from acceleration of outstanding stock option awards, NI assumed each named executive exercised all in-the-money options at $29.45 per share (the closing market price for NI’s common stock on December 31, 2009). If the exercise price for an option is above the quoted closing price of NI common stock, it has a zero value for the purpose of calculating the estimate benefit to the named executive.

(2) The amounts represent the number of unvested RSUs multiplied by per share closing market price of NI’s common stock on December 31, 2009, which was $29.45 for each of the outstanding unvested RSUs held by such named executive.

(3) Dr. Truchard has not received any stock options under the Amended and Restated 1994 Incentive Plan and did not receive grants of RSUs under the 2005 Incentive Plan.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee of NI has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K Item 402(b) (the “CD&A”) with management and based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in NI’s Proxy Statement.

Respectfully Submitted,

Duy-Loan T. Le, Chair

Charles J. Roesslein

Donald M. Carlton

* The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other NI filing under the Securities Act or the Exchange Act, except to the extent that NI specifically incorporates this Compensation Committee Report by express reference therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires NI’s officers and directors, and persons who own more than 10% of a registered class of NI’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish NI with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, NI believes that, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied except that each of Raymond C. Almgren, Alexander M. Davern, Mark A. Finger, David G. Hugley, Robert R. Porterfield, Peter Zogas, Jr., Donald M. Carlton, Duy-Loan T. Le, John K. Medica, and Charles J. Roesslein filed one late Form 4 with respect to one transaction, and John M. Graff filed one late Form 4 with respect to two transactions.

EQUITY COMPENSATION PLANS INFORMATION

The number of shares issuable upon exercise of outstanding options and RSUs granted to employees and non-employee directors, as well as the number of shares remaining available for future issuance, under NI’s equity compensation plans as of December 31, 2009 are summarized in the following table:

Plan category	Number of shares to be issued upon exercise of outstanding options or RSUs		Weighted- average exercise price of outstanding options	Number of shares remaining for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	6,015,391	(1)	$26.9292	4,024,823	(2)
Equity compensation plans not approved by stockholders	—		—	—
Total	6,015,391		$26.9292	4,024,823

(1)	Includes 3,711,037 shares to be issued upon exercise of outstanding options and 2,165,228 shares to be issued upon the vesting of outstanding RSUs.
(2)	Includes 2,269,752 shares available for future issuance under NI’s 2005 Incentive Plan and 1,755,071 shares available for future issuance under NI’s Employee Stock Purchase Plan.

REPORT OF THE AUDIT COMMITTEE*

The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Donald M. Carlton, Chairman, Duy-Loan T. Le and Charles J. Roesslein. All members of the Audit Committee meet the independence standards of Rule 5605 (a)(2) of the Nasdaq listing standards.

Management is responsible for NI’s internal controls and the financial reporting process. NI’s independent registered public accounting firm is responsible for performing an independent audit of NI’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the effectiveness of NI’s internal control over financial reporting and managements’ assessment of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee schedules its meetings and conference calls with a view to ensuring it devotes appropriate attention to all of its tasks. The Audit Committee met 11 times during fiscal 2009 to carry out its responsibilities. The Audit Committee regularly meets privately with NI’s independent registered public accounting firm, internal audit personnel, and management, each of whom has unrestricted access to the Audit Committee. The Audit Committee evaluated the performance of the items enumerated in the Audit Committee Charter.

As part of its oversight of NI’s financial statements, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm NI’s quarterly and audited fiscal year financial statements, including a review of NI’s Annual Report on Form 10-K. The Audit Committee also reviewed and approved the independent registered public accounting firm’s work plan, audit fees, and all non-audit services performed by the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has also received the written disclosures from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm. The Audit Committee has implemented a procedure to monitor the independence of NI’s independent registered public accounting firm.

Based upon the Audit Committee’s discussion with management and Ernst & Young LLP and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in NI’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC.

AUDIT COMMITTEE

Donald M. Carlton, Chairman

Charles J. Roesslein

Duy-Loan T. Le

*The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other NI filing under the Securities Act or the Exchange Act, except to the extent NI specifically incorporates this Report of the Audit Committee by express reference therein.

PROPOSAL TWO:

APPROVAL OF 2010 INCENTIVE PLAN

Stockholders are being asked to approve the 2010 Incentive Plan (the “2010 Plan”) so that it may be used to achieve the compensatory goals of the Company. On February 17, 2010, the Board of Directors (the “Board) approved the 2010 Plan, subject to approval from the stockholders at the Annual Meeting. Approval of the 2010 Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. The Company’s 2005 Incentive Plan (the “2005 Plan”) is scheduled to terminate in May 2010. The 2005 Plan, however, will continue to govern outstanding awards previously granted thereunder. The Company intends for the 2010 Plan to replace the 2005 Plan. The Company’s named executive officers and directors have an interest in this proposal as they are expected to receive awards under the 2010 Plan.

The 2010 Plan’s share reserve which stockholders will be asked to approve is 2,000,000 shares of the Company’s common stock plus (i) the number of shares which have been reserved, but not issued under the 2005 Plan as of the date of stockholder approval of the 2010 Plan, and (ii) any shares returned to the Company’s 1994 Incentive Stock Option Plan or 2005 Plan as a result of forfeiture or termination of options or repurchase of shares issued under such plan.

The 2010 Plan is also designed to allow the Company to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with restricted stock or restricted stock units awarded under the Plan to qualify as “performance-based” within the meaning of Code Section 162(m) (“Section 162(m)”), the Plan limits the sizes of such awards as further described below. By approving the Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the Plan, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or compensation that could be made to participants, and the other material terms of the awards described below.

We strongly believe that the approval of the 2010 Plan is essential to the Company’s continued success. Grants of restricted stock or restricted stock units pursuant to the provisions of the 2010 Plan are crucial to our ability to attract and retain highly skilled individuals and to provide additional incentives to our employees to achieve Company goals. Our employees are our most valuable asset and passage of the 2010 Plan is vital to allow the Company to attract and retain those employees. We ask the stockholders to approve the 2010 Plan.

Summary of the 2010 Plan

The following paragraphs provide a summary of the principal features of the 2010 Plan and its operation. The following summary is qualified in its entirety by reference to the complete copy of the 2010 Plan as set forth in Exhibit A.

The 2010 Plan provides for the grant of the following types of incentive awards: (i) restricted stock and (ii) restricted stock units, collectively referred to as “Awards.” Those eligible for Awards under the 2010 Plan include employees, directors and consultants of the Company and employees and consultants of any parent or subsidiary of the Company.

As of March 15, 2010, approximately 2,069 employees, directors and consultants would be eligible to participate in the 2010 Plan.

Number of Shares of Common Stock Available Under the 2010 Plan.    The 2010 Plan share reserve includes 2,000,000 shares of the Company’s common stock plus (i) the number of shares which have been reserved, but not issued under the 2005 Plan as of the date of stockholder approval of the 2010 Plan, and (ii) any shares that returned to the Company’s 1994 Incentive Stock Option Plan or 2005 Plan as a result of termination of options or repurchase of shares issued under such plan.

Adjustment to Shares Subject to the Plan.    If the Company subdivides as a whole (by reclassification, by a stock split, by the issuance of a distribution on shares payable in shares, or otherwise) the number of shares then outstanding into a greater number of shares, then (i) the shares available for distribution and the numerical share limits set forth in the 2010 Plan will be increased proportionately, and the kind of shares available will be proportionately adjusted, (ii) the number that may be acquired under any Award will be increased proportionately and (iii) the price, if any, for each share subject to then outstanding Awards will be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Award remain exercisable or subject to restrictions.

If the Company consolidates as a whole (by reclassification, reverse stock split, or otherwise) the number of shares then outstanding into a lesser number of shares, then (i) the shares available for distribution and the numerical share limits set forth in the 2010 Plan will be decreased proportionately, and the kind of shares available will be proportionately adjusted, (ii) the number that may be acquired under any Award will be decreased proportionately and (iii) the price, if any, for each share subject to then outstanding Awards will be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Award remain exercisable or subject to restrictions.

Except as described above, if the Company experiences a dividend or other distribution, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other changes in the corporate structure affecting the shares of the Company, the Administrator (as defined below), in order to prevent diminution or enlargement of benefits intended to be made available under the 2010 Plan, will have the discretion to adjust (i) the number and class of shares that may be delivered under the 2010 Plan (ii) the number, class and price of shares covered by each outstanding Award, and (iii) the numerical limits of shares set forth in the 2010 Plan.

Administration of the 2010 Plan.    The 2010 Plan will be administered by the Board or any of its committees (the “Administrator”). To make grants to certain Company officers and employees, the members of the committee must qualify as “non-employee directors” as the term is defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. In the case of Awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). Subject to the terms of the 2010 Plan, the Administrator has the sole discretion to determine which employees, directors and consultants will receive Awards, to determine the terms and conditions of those Awards, to approve forms of agreement for use under the 2010 Plan, to institute an exchange program, to make rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, and to make all determinations necessary or advisable in administering the 2010 Plan.

Restricted Stock.    Awards of restricted stock are rights to acquire or purchase shares of Company common stock. The Administrator retains sole discretion to set the terms and conditions that must be met in order for restricted stock to vest. Each Award of restricted stock will be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the Award and the other terms and conditions of the Award, consistent with the requirements of the 2010 Plan. Generally, shares of restricted stock will be held by the Company in an escrow account until the restrictions on the shares of restricted stock have lapsed. Unless otherwise determined by the Administrator, holders of restricted stock subject to restrictions may not exercise voting rights or be entitled to cash dividends paid on shares. However, if dividends or distributions are paid in shares, holders of restricted stock will be entitled to such dividends or distributions. The Administrator will determine the number of shares granted pursuant to an Award of restricted stock. For Awards of restricted stock intended to qualify as performance-based compensation within the meaning of Section 162(m), during any fiscal year no participant may receive more than 50,000 shares of restricted stock; provided, however, that upon a participant’s initial service as an employee, he or she may receive up to an additional 100,000 shares of restricted stock.

Restricted Stock Units.    Restricted stock units may be granted under the 2010 Plan. Restricted stock units represent a right to receive shares at a future date as set forth in a participant’s Award agreement. Restricted stock units will vest in accordance with terms and conditions established by the Administrator. Unless otherwise determined by the Administrator, restricted stock units will result in a payment to a participant only if the vesting criteria are met. Restricted stock units may be granted at the sole discretion of the Administrator. For Awards of restricted stock units intended to qualify as performance-based compensation within the meaning of Section 162(m), during any fiscal year no participant may receive more than 50,000 restricted stock units; provided, however, that upon a participant’s initial service as an employee, he or she may receive up to an additional 100,000 restricted stock units. Earned restricted stock units may be paid out in cash, shares of common stock or any combination thereof at the sole discretion of the Administrator.

Performance Goals.    Awards of restricted stock and restricted stock units granted under the 2010 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement using one or more of the following measures: cash position, earnings, earnings attainment, earnings per share, net income, net sales, operating cash flow, operating income, return on assets, return on equity, return on sales, revenue, sales attainment, and total shareholder return. The performance goals may differ from participant to participant and from Award to Award and may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

Transferability of Awards.    Generally, and unless otherwise determined by the Administrator, no Award granted under the 2010 Plan may be transferred other than by the laws of descent and distribution and all rights with respect to an Award will generally be available only to the participant receiving such Award.

Change in Control.    In the event of a change in control (as defined in the 2010 Plan), the restriction period of any Award of restricted stock or restricted stock units shall immediately be accelerated and the restrictions shall expire.

Restructuring.    In the event of a restructuring (as defined in the 2010 Plan) that does not occur in connection with a change in control, then:

•	the restriction period of any Award of restricted stock or restricted stock units will not immediately be accelerated;

•

the Administrator may, but is not required to, cause the Company to take any of the following actions: (i) accelerate in whole or in part the expiration of some or all of the restrictions on an Award of restricted stock; (ii) upon certain restructurings, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards; or (iii) redeem in whole or in part any one or more of the outstanding Awards for a cash payment.

The Company will attempt to keep all participants informed with respect to any restructuring or of any potential restructuring to the same extent that the Company’s stockholders are informed by the Company of any such event.

Amendment and Termination of the 2010 Plan.    The Administrator will have the authority to amend, alter, suspend or terminate the 2010 Plan, except that stockholder approval will be required to the extent necessary to comply with any applicable laws. Any amendment, alteration, suspension or termination will not, without the consent of the participant, impair the rights or obligations under any Award granted under the 2010 Plan. The 2010 Plan will terminate upon the Company’s Annual Meeting of Stockholders held in 2015 but no later than December 31, 2015, unless terminated earlier by the Company’s Board of Directors.

Number of Awards Granted to Employees, Consultants and Directors

The number of Awards that any employee, consultant or director receives is in the discretion of the Administrator and cannot be determined in advance. The Company has not previously granted any awards of restricted stock or restricted stock units under the 2010 Plan.

Federal Tax Aspects

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2010 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular individual may be different.

Restricted Stock Awards.    A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Code Section 83(b), to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to an Award of restricted stock, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Units.     There are no immediate tax consequences of receiving an Award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Section 409A.     Code Section 409A provides certain new requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2010 Plan with a deferral feature will be subject to the requirements of Code Section 409A. If an Award is subject to and fails to satisfy the requirements of Code Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company.     The Company generally will be entitled to a tax deduction in connection with an Award under the 2010 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income. Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers as determined under Section 162(m).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2010 INCENTIVE PLAN.

PROPOSAL THREE:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors appointed the firm of Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The Audit Committee is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of E&Y, which has served as NI’s independent registered public accounting firm since June 2005.

In the event the stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of NI and NI’s stockholders.

A representative of E&Y is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees

The aggregate fees billed for professional services rendered for the integrated audits of NI’s annual financial statements for the fiscal years ended December 31, 2009 and 2008, for the reviews of the financial statements included in NI’s Quarterly Reports on Form 10-Q for those fiscal years, for the testing of NI’s internal control over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002 for those fiscal years, and for statutory audits in various countries were approximately $1,064,000 and $1,060,000, respectively.

Audit-Related Fees

The aggregate fees billed for other audit-related services were $45,000 and $42,000 in 2009 and 2008, respectively. The services rendered related to the audit of NI’s benefit plans.

Tax Fees

The aggregate fees billed for professional tax services rendered for 2009 and 2008 were approximately $118,000 and $245,000, respectively. Included in the foregoing tax fees are such services as tax compliance, tax advice and tax planning.

All Other Fees

There were no fees billed for other services for 2009 or 2008.

The charter of the Audit Committee provides that the Audit Committee shall appoint, compensate, retain and oversee NI’s independent registered public accounting firm. The Audit Committee has selected E&Y as NI’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all services provided by NI’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by such firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

E&Y has not received approval to perform any “prohibited activities” as such term is defined in Section 201 of the Sarbanes Oxley Act of 2002. During 2009, the Audit Committee approved in advance all audit, audit-related, and tax services to be provided by E&Y.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF E&Y AS NI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

CODE OF ETHICS

In March 2004, NI’s Board of Directors adopted a Code of Ethics (“Code”) that applies to all directors and employees, including NI’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code incorporated several corporate policies which had been in effect since 1994. The Code is available on NI’s website at www.ni.com/nati/corporategovernance/code_of_ethics.htm. NI intends to disclose future amendments to provisions of the Code, or waivers of such provisions granted to executive officers, on NI’s website within four business days following the date of such amendment or waiver.

OTHER MATTERS

NI knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

David G. Hugley

Secretary

Austin, Texas

March 31, 2010

Exhibit A

NATIONAL INSTRUMENTS CORPORATION

2010 INCENTIVE PLAN

1. Purposes of the Plan.    The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Restricted Stock and Restricted Stock Units.

2. Definitions.    As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Restricted Stock or Restricted Stock Units.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash Position” means as to any Performance Period, the Company’s level of cash and cash equivalents, including, without limitation, amounts classified for financial reporting purposes as short-term investments and restricted investments.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) Members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; or

(iii) A public announcement is made of a tender or exchange offer for fifty percent (50%) or more of the outstanding Voting Securities of the Company, and the Board approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Exchange Act; or

(iv) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or partnership (or, if no such approval is required, the consummation of such a merger or consolidation of the Company), other than a merger or consolidation that would result in the ownership of voting securities of the Company outstanding immediately before the consummation thereof continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the Voting Securities of the surviving entity (or its parent) outstanding immediately after that merger or consolidation; or

(v) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets (or, if no such approval is required, the consummation of such a liquidation, sale, or disposition in one transaction or series of related transactions) other than a liquidation, sale, or disposition of all or substantially all the Company’s assets in one transaction or a series of related transactions to a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Shares of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means National Instruments Corporation, a Delaware corporation, or any successor thereto.

(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n) “Director” means a member of the Board.

(o) “Disability” shall have the meaning given it in the employment agreement of the Participant; provided, however, that if that Participant has no employment agreement, “Disability” shall mean, as determined by the Administrator in the sole discretion exercised in good faith of the Board, a physical or mental impairment of sufficient severity that either the Participant is unable to continue performing the duties he or she performed before such impairment or the Participant’s condition entitles him or her to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries and that impairment or condition is cited by the Company as the reason for termination if the Participant ceases to be a Service Provider.

(p) “Earnings” for any Fiscal Year shall mean the operating income of the Company on a consolidated basis before taxes, interest, foreign currency exchange gains or losses, other gains or losses and other extraordinary items for such Fiscal Year.

(q) “Earnings Attainment” for any Fiscal Year means a fraction, the numerator of which shall be the percentage which Earnings constitutes of Net Sales for such Fiscal Year, and the denominator of which shall be 18%. In the event that there shall be no Earnings for such Fiscal Year, the Earnings Attainment for such Fiscal Year shall be zero. Notwithstanding the foregoing, the Earnings Attainment for any Fiscal Year shall not exceed one.

(r) “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of Shares outstanding and dilutive equivalent Shares deemed outstanding, determined in accordance with U.S. GAAP; provided, however, that if Net Income as to any such Performance Period is a negative amount, then Earnings Per Share means the Company’s or business unit’s Net Income, divided by a weighted average number of Shares outstanding, determined in accordance with U.S. GAAP.

(s) “Effective Date” means the date on which this Plan will take effect.

(t) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Exchange Program” means a program under which outstanding Awards are surrendered or cancelled in exchange for Awards of the same type, a different type of award, and/or cash. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(w) “Excluded Items” includes, without limitation, (i) incentive compensation, (ii) in-process research and development expenses, (iii) acquisition costs, (iv) compensation expense from equity compensation, (v) operating expenses from acquired businesses, (vi) amortization of acquired intangible assets, and (vii) such other unusual or one-time items as may be identified by the Administrator.

(x) “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith.

(y) “Fiscal Year” means the fiscal year of the Company.

(z) “Incumbent Board” means the individuals who, as of the Effective Date, constitute the Board and any other individual who becomes a Director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board.

(aa) “Inside Director” means a Director who is an Employee.

(bb) “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes determined in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.

(cc) “Net Sales” for any Fiscal Year shall mean the net sales of the Company on a consolidated basis for such Fiscal Year.

(dd) “Non-Surviving Event” means an event of Restructuring as described in either Sections 2(qq)(ii) or 2(qq)(iii).

(ee) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ff) “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s cash flow generated from operating activities, as reported in the Company’s cash flow statements and calculated in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.

(gg) “Operating Income” means as to any Performance Period, the Company’s or a business unit’s income from operations determined in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.

(hh) “Outside Director” means a Director who is not an Employee.

(ii) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(jj) “Participant” means the holder of an outstanding Award.

(kk) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award granted under the Plan. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Earnings, (c) Earnings Attainment, (d) Earnings Per Share, (e) Net Income, (f) Net Sales, (g) Operating Cash Flow, (h) Operating Income, (i) Return on Assets, (j) Return on Equity, (k) Return on Sales, (l) Revenue, (m) Sales Attainment, and (n) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(ll) “Performance Period” means any Fiscal Year of the Company or such longer or shorter period as determined by the Administrator in its sole discretion.

(mm) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(nn) “Plan” means this 2010 Incentive Plan.

(oo) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 6 of the Plan.

(pp) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 7. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(qq) “Restructuring” means the occurrence of any one or more of the following:

(i) The merger or consolidation of the Company with any person, whether effected as a single transaction or a series of related transactions, with the Company remaining the continuing or surviving entity of that merger or consolidation and the Shares remaining outstanding and not changed into or exchanged for stock or other securities of any other person or of the Company, cash, or other property;

(ii) The merger or consolidation of the Company with any person, whether effected as a single transaction or a series of related transactions, with (i) the Company not being the continuing or surviving entity of that merger or consolidation or (ii) the Company remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding Shares are changed into or exchanged for stock or other securities of any other person or the Company, cash, or other property; or

(iii) The transfer, directly or indirectly, of all or substantially all of the assets of the Company (whether by sale, merger, consolidation, liquidation, or otherwise) to any person, whether effected as a single transaction or a series of related transactions.

(rr) “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income divided by average net Company or business unit, as applicable, assets, determined in accordance with U.S. GAAP.

(ss) “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with U.S. GAAP.

(tt) “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income divided by the Company’s or the business unit’s, as applicable, Revenue.

(uu) “Revenue” means as to any Performance Period, the Company’s or business unit’s net sales, determined in accordance with U.S. GAAP.

(vv) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ww) “Sales Attainment” for any Fiscal Year means a fraction, the numerator of which shall equal the percentage increase in Net Sales for such Fiscal Year over the Net Sales for the immediately preceding Fiscal Year, and the denominator of which shall be 40%. In the event that there shall be no increase in the Net Sales for such Fiscal Year from that of the immediately preceding Fiscal Year, the Sales Attainment for such Fiscal Year shall be zero. Notwithstanding the foregoing, in no event shall the Sales Attainment for any Fiscal Year exceed one.

(xx) “Section 16(b)” means Section 16(b) of the Exchange Act.

(yy) “Service Provider” means an Employee, Director or Consultant.

(zz) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(aaa) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(bbb) “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

(ccc) “U.S. GAAP” means generally accepted accounting principles in the United States.

(ddd) “Voting Securities” means any securities that are entitled to vote generally in the election of Directors, in the admission of general partners or in the selection of any other similar governing body.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan.    Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 2,000,000 plus (a) such number of Shares which have been reserved but not issued under the Company’s 2005 Incentive Plan (the “2005 Plan”) as of the date stockholders approve the Plan, and (b) any Shares returned to the Company’s 1994 Incentive Stock Option Plan or 2005 Plan as a result of termination or forfeiture of options or repurchase or forfeiture of Shares issued under such plan. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Lapsed Awards.    If an Award expires, is surrendered pursuant to an Exchange Program, is forfeited to or repurchased by the Company or otherwise terminates, the forfeited, repurchased or unissued Shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(c) Share Reserve.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.    Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to institute an Exchange Program;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(viii) to modify or amend each Award (subject to Section 15(c) of the Plan);

(ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(x) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(xi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.    The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d) No Liability.    Under no circumstances shall the Company, its Parent or Subsidiary companies, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, its Parent or Subsidiary companies’, the Administrator’s or the Board’s roles in connection with the Plan.

5. Eligibility.    Restricted Stock and Restricted Stock Units may be granted to Service Providers.

6. Restricted Stock.

(a) Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement.    Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing provisions of this paragraph, for Awards of Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 50,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, he or she may be granted an aggregate of up to an additional 100,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability.    Except as provided in this Section 6, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions.    The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions.    Except as otherwise provided in this Section 6, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its sole discretion, may reduce or waive any restrictions for such Award and may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may not exercise any voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock will not be entitled to receive any cash dividends paid with respect to such Shares, unless the Administrator determines otherwise. During the Period of Restriction, if dividends or distributions are paid in Shares, Service Providers holding Shares of Restricted Stock will be entitled to such dividends or distributions. The Shares received pursuant to any such dividend or distribution will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were issued.

(h) Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator (which, for these purposes, will be a Committee established as set forth in Section 4(a)(ii)), in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7. Restricted Stock Units.

(a) Grant.    Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Notwithstanding the foregoing provisions of this paragraph, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 50,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, he or she may be granted an aggregate of up to an additional 100,000 Restricted Stock Units. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in writing or electronically of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units and the form of payout, which, subject to Section 7(d), may be left to the discretion of the Administrator.

(b) Vesting Criteria and Other Terms.    The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units.    Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed.

(d) Form and Timing of Payment.    Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will not reduce the number of Shares available for grant under the Plan.

(e) Cancellation.    On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator (which, for these purposes, will be a Committee established as set forth in Section 4(a)(ii)), in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8. Leaves of Absence/Transfer Between Locations.    Unless the Administrator provides otherwise and except as required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

9. Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

10. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustment of Awards and Authorized Shares.    The terms of an Award and the number of Shares authorized pursuant to Section 3 for issuance under the Plan and the numerical Share limits set forth in Sections 6 and 7 shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a distribution on Shares payable in Shares, or otherwise) the number of Shares then outstanding into a greater number of Shares, then (i) the maximum number of Shares available for the Plan as provided in Section 3 and the numerical Share limits set forth in Sections 6 and 7 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of Shares (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (iii) the price, if any, for each Share (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse stock split, or otherwise) the number of Shares then outstanding into a lesser number of Shares, then (i) the maximum number of Shares available for the Plan as provided in Section 3 and the numerical Share limits set forth in Sections 6 and 7 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of Shares (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (iii) the price, if any, for each Share (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price, if any, or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii) Whenever the number of Shares subject to outstanding Awards and the price, if any, for each Share subject to outstanding Awards are required to be adjusted as provided in this Section 10(a), the Administrator shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of Shares, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Administrator shall promptly give each Participant such a notice.

(iv) Adjustments under Sections 10(a)(i) and 10(a)(ii) shall be made by the Administrator, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(v) Except as set forth in Sections 10(a)(i) and 10(a)(ii), in the event that any dividend or other distribution (whether in the form of Shares, other securities, or other property), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 6 and 7.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.

(c) Change in Control.    Upon the occurrence of a Change in Control the restriction period of any Award of Restricted Stock or Restricted Stock Units shall immediately be accelerated and the restrictions shall expire. If a Change in Control involves a Restructuring or occurs in connection with a series of related transactions involving a Restructuring and if such Restructuring is in the form of a Non-Surviving Event and as a part of such Restructuring Shares, other securities, cash, or property shall be issuable or deliverable in exchange for Shares, then the Participant shall be entitled to purchase or receive (in lieu of the Total Shares that the Participant would otherwise be entitled to purchase or receive), as appropriate for the form of Award, the number of Shares, other securities, cash, or property to which that number of Total Shares would have been entitled in connection with such Restructuring. Nothing in this Section 10(c) shall impose on Participant the obligation to exercise any Award immediately before or upon the Change of Control, or cause Participant to forfeit the right to exercise the Award during the remainder of the original term of the Award because of a Change in Control.

Notwithstanding anything in this Section 10(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A of the Code and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

(d) Restructuring Without a Change in Control.    In the event a Restructuring shall occur at any time while there is any outstanding Award hereunder and that Restructuring does not occur in connection with a Change in Control or a series of related transactions involving a Change in Control, then:

(i) the restriction period of any Award of Restricted Stock or Restricted Stock Units shall not immediately be accelerated and the restrictions expire merely because of the occurrence of the Restructuring; and

(ii) at the option of the Administrator, the Administrator may (but shall not be required to) cause the Company to take any one or more of the following actions:

(1) accelerate in whole or in part the expiration of some or all of the restrictions on any Restricted Stock Award;

(2) if the Restructuring is in the form of a Non-Surviving Event, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards upon such terms and provisions as the Administrator deems desirable; or

(3) redeem in whole or in part any one or more of the outstanding Awards (whether or not then exercisable) in consideration of a cash payment, as such payment may be reduced for tax withholding obligations in an amount equal to the Fair Market Value, determined as of the date immediately preceding the consummation of the Restructuring, of the aggregate number of Shares subject to the Award and as to which the Award is being redeemed.

The Company shall promptly notify each Participant of any election or action taken by the Company under this Section 10(d). In the event of any election or action taken by the Company pursuant to this Section 10(d) that requires the amendment or cancellation of any Award Agreement as may be specified in any notice to the Participant thereof, that Participant shall promptly deliver that Award Agreement to the Company in order for that amendment or cancellation to be implemented by the Company and the Administrator. The failure of the Participant to deliver any such Award Agreement to the Company as provided in the preceding sentence shall not in any manner affect the validity or enforceability of any action taken by the Company and the Administrator under this Section 10(d), including without limitation any redemption of an Award as of the consummation of a Restructuring. Any cash payment to be made by the Company pursuant to this Section 10(d) in connection with the redemption of any outstanding Awards shall be paid to the Participant thereof currently with the delivery to the Company of the Award Agreement evidencing that Award; provided, however, that any such redemption shall be effective upon the consummation of the Restructuring notwithstanding that the payment of the redemption price may occur subsequent to the consummation. If all or any portion of an outstanding Award is to be exercised or accelerated upon or after the consummation of a Restructuring that does not occur in connection with a Change in Control and is in the form of a Non-Surviving Event, and as a part of that Restructuring shares of stock, other securities, cash, or property shall be issuable or deliverable in exchange for Shares, then the Participant shall thereafter be entitled to purchase or receive (in lieu of the number of Shares that the Participant would otherwise be entitled to purchase or receive) the number of Shares, other securities, cash, or property to which such number of Shares would have been entitled in connection with the Restructuring and such Award shall be subject to adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 10.

(e) Notice of Restructuring.    The Company shall attempt to keep all Participants informed with respect to any Restructuring or of any potential Restructuring to the same extent that the Company’s stockholders are informed by the Company of any such event or potential event.

11. Tax Withholding

(a) Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements.    The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines in its sole discretion, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

12. No Effect on Employment or Service.    Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

13. Date of Grant.    The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

14. Term of Plan.    Subject to Section 18 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect until the Company’s annual stockholder meeting in 2015, but in no event beyond December 31, 2015, unless terminated earlier under Section 15 of the Plan.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.    The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

16. Conditions Upon Issuance of Shares.

(a) Legal Compliance.    Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

18. Stockholder Approval.    The Plan will be subject to approval by the stockholders of the Company after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Exhibit B

COMPANIES FROM RADFORD SURVEY INFORMATION

UTILIZED BY NATIONAL INSTRUMENTS CORPORATION

2WIRE	EMDEON

3COM	ENTEGRIS

ABBOTT LABS	EQUINIX

ACXIOM	ESRI

ADC	F5 NETWORKS

ADTRAN	FEI COMPANY

AKAMAI TECHNOLOGIES	FINISAR

ALTERA	FLIR SYSTEMS

ARRIS GROUP	FORSYTHE TECHNOLOGY

ASPECT SOFTWARE	FOX INTERACTIVE MEDIA

AVID TECHNOLOGY	FUJITSU AMERICA MANAGEMENT SERVICES OF AMERICA

BAE SYSTEMS — TSS	GENENCOR A DANISCO DIVISION

BROOKS AUTOMATION	GETTY IMAGES

CADENCE DESIGN SYSTEMS	GSI COMMERCE

CALLAWAY GOLF	GTSI

CAMBRIDGE SILICON RADIO	HARRIS STRATEX NETWORKS

CIENA	HITACHI HIGH TECHNOLOGIES AMERICA

COHERENT	HOWARD HUGHES MEDICAL

COINSTAR	HUGHES NETWORK SYSTEMS

COMPUWARE	HUTCHINSON TECHNOLOGY

CONEXANT SYSTEMS	IAC SEARCH & MEDIA

CREE	ICF INTERNATIONAL

CUBIC CORPORATION	INFINEON TECHNOLOGIES

CYPRESS SEMICONDUCTOR	INFINERA

DANA-FARBER CANCER INSTITUTE	INTEGRATED DEVICE TECHNOLOGY

DISNEY INTERACTIVE MEDIA GROUP	INTELLECTUAL VENTURES

DJO	INTERMEC

DOLBY LABORATORIES	INTERNATIONAL RECTIFIER

EARTHLINK	INTERSIL

ECC	INTUITIVE SURGICAL

ECLIPSYS	ION GEOPHYSICAL

EDWARDS LIFESCIENCES	IPC SYSTEMS

ELECTRONICS FOR IMAGING	ITG

KAISER PERMANENTE-KPIT	RISK MANAGEMENT SOLUTIONS

KRONOS	SAGE SOFTWARE

L-1 IDENTITY SOLUTIONS	SALESFORCE.COM

LAIRD TECHNOLOGIES	SAVVIS COMMUNICATIONS

LAWRENCE LIVERMORE NAT’L LAB	SCITOR

B-1

LAWSON SOFTWARE	SEH AMERICA

LORAL SPACE & COMMUNICATIONS	SENSATA TECHNOLOGIES

LUCASFILM LTD	SENSUS USA

MEGGITT-USA	SHARP MICROELECTRONICS OF THE AMERICAS

MENTOR GRAPHICS	SKYWORKS SOLUTIONS

MICROSEMI	SPACE SYSTEMS/LORAL

MISYS — US	STANLEY ASSOCIATES

MITEL NETWORKS	STERLING COMMERCE

MITSUBISHI DIGITAL ELECTRONICS AMERICA	STMICROELECTRONICS

MONSTER WORLDWIDE	STRYKER ENDOSCOPY

MOODY’S	SUNPOWER

NATIONAL INSTRUMENTS	SYBASE

NATIONAL SEMICONDUCTOR	SYNIVERSE TECHNOLOGIES

NAVTEQ	SYNOPSYS

NOVELL	TEKTRONIX

NOVELLUS SYSTEMS	TELCORDIA TECHNOLOGIES

OCE NORTH AMERICA	TERADYNE

OMNIVISION TECHNOLOGIES	THALES

OPEN TEXT	THE JOHNS HOPKINS UNIVERSITY/APPLIED PHYSICS LAB

ORBITAL SCIENCES	THE MATHWORKS

ORBITZ WORLDWIDE	THE MITRE CORPORATION

PALM	THE PMI GROUP

PANDUIT	THQ

PLANTRONICS	TIBCO SOFTWARE

PMC-SIERRA	TICKETMASTER

POLYCOM	TOSHIBA AMERICA BUSINESS SOLUTIONS

PROGRESS SOFTWARE	TOSHIBA AMERICA MEDICAL SYSTEM

QLOGIC	TRIMBLE NAVIGATION

QUANTUM	TRIQUINT SEMICONDUCTOR

QUEST SOFTWARE	TW TELECOM

RCN	VARIAN SEMICONDUCTOR EQUIPMENT

REALNETWORKS	VERIFONE

RED HAT	VERIGY

RESMED	VIASAT

RF MICRO DEVICES	VIRGIN MOBILE

RICOH ELECTRONICS	XEROX INTERNATIONAL PARTNERS

VONAGE	XYRATEX INTERNATIONAL

WELCH ALLYN	ZEBRA TECHNOLOGIES

WMS GAMING

B-2

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

NATIONAL INSTRUMENTS CORPORATION 11500 N. MOPAC EXPRESSWAY BUILDING B AUSTIN, TX 78759

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M22821-P91506 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NATIONAL INSTRUMENTS CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________________
The Board of Directors recommends you vote FOR the following proposals:

1.	To elect each of the following nominees to the Board of Directors for a term of three years:	☐	☐	☐

01) James J. Truchard
02) John M. Berra
							For	Against	Abstain
2.	To approve NI’s 2010 Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m).						☐	☐	☐
3.	To ratify the appointment of Ernst & Young as NI’s independent registered public accounting firm for the fiscal year ending December 31, 2010.						☐	☐	☐
Such other business as may properly come before the meeting or any adjournment thereof.

This Proxy, when properly executed, will be voted as you have indicated. If no indication is made, this proxy will be voted “FOR” the election of the directors listed above and “FOR” each of the proposals listed above.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M22822-P91506

PROXY

NATIONAL INSTRUMENTS CORPORATION

2010 ANNUAL MEETING OF STOCKHOLDERS

MAY 11, 2010

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation (“NI”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 31, 2010, and the 2009 Annual Report to Stockholders and hereby appoints James J. Truchard and Jeffrey L. Kodosky, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Stockholders of NATIONAL INSTRUMENTS CORPORATION to be held on May 11, 2010 at 9:00 a.m. local time, at the Company’s headquarters at 11500 North Mopac Expressway, Building C, Austin, Texas 78759, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS; FOR THE APPROVAL OF NI’S 2010 INCENTIVE PLAN, INCLUDING APPROVAL OF ITS MATERIAL TERMS AND PERFORMANCE GOALS FOR PURPOSES OF INTERNAL REVENUE CODE SECTION 162(M); FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS NI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010 AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Address Changes/Comments: ______________________________________________________________________ ________________________________________________________________________________________________
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side